UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GERON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GERON CORPORATION

149 Commonwealth Drive, Suite 2070

Menlo Park, CA 94025

April 19, 2019

Dear Geron Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Geron Corporation to be held on Thursday, June 6, 2019, at 8:00 a.m., Pacific Daylight Time, at Geron Corporation’s offices located at 149 Commonwealth Drive, Menlo Park, California 94025. In addition, we will be hosting the meeting via conference call which can be accessed via telephone by dialing 1-877-303-9139 (U.S.); 1-760-536-5195 (international). The passcode is 8616608. A live audio-only webcast will also be available at www.geron.com/investors/events.

As permitted by the rules of the Securities and Exchange Commission, we are pleased to furnish our proxy materials to stockholders primarily over the Internet. Consequently, most stockholders will receive a notice with instructions for accessing proxy materials and voting via the Internet, instead of paper copies of proxy materials. However, this notice will provide information on how stockholders may obtain paper copies of proxy materials if they choose. Stockholders who continue to receive hard copies of proxy materials may help us reduce costs by opting to receive future proxy materials by e-mail.

At this year’s Annual Meeting, the agenda includes the following items:

•	election of the two nominees for director named in the accompanying proxy statement to hold office as Class II members of the Board of Directors until the 2022 annual meeting of stockholders;
•	approval to increase the total number of authorized shares of our common stock from 300,000,000 to 450,000,0000 shares;
•	advisory vote to approve named executive officer compensation; and
•	ratification of Ernst & Young LLP as our independent registered public accounting firm.

Your vote is important to us. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope, as promptly as possible. If you attend the Annual Meeting, you will have the right to vote your shares in person.

Thank you for your ongoing support of, and continued interest in, Geron Corporation.

Sincerely,

John A. Scarlett, M.D.

Chairman of the Board, President and Chief Executive Officer

GERON CORPORATION

149 Commonwealth Drive, Suite 2070

Menlo Park, CA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 6, 2019

To the Stockholders of Geron Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of GERON CORPORATION, a Delaware corporation (the “Company”), will be held on June 6, 2019, at 8:00 a.m., Pacific Daylight Time, at the Company’s offices located at 149 Commonwealth Drive, Menlo Park, California 94025. Stockholders may also access the meeting via telephone by dialing 1-877-303-9139 (U.S.); 1-760-536-5195 (international). The passcode is 8616608. A live audio-only webcast will also be available at www.geron.com/investors/events. The meeting will be held for the following purposes:

1.

To elect the two nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office as Class II members of the Board of Directors until the 2022 annual meeting of stockholders;

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s Common Stock from 300,000,000 to 450,000,000 shares;
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement;
4.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 8, 2019, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock held at that time.

Your Vote Is Important To Us. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope, as promptly as possible. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

Stephen N. Rosenfield

Executive Vice President,

Chief Legal Officer and Corporate Secretary

Menlo Park, California

April 19, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 6, 2019:

Letter to Stockholders, Notice and 2019 Proxy Statement, and 2018 Annual Report on Form 10-K are available at

www.proxyvote.com.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SUBMIT

YOUR PROXY PROMPTLY IN ORDER TO ASSURE THAT A QUORUM IS PRESENT.

GERON CORPORATION

149 Commonwealth Drive, Suite 2070

Menlo Park, CA 94025

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

You are receiving this annual meeting information and Proxy Statement from us because you owned shares of common stock of Geron Corporation, a Delaware corporation (“Geron,” the “Company,” “we” or “us”), as of April 8, 2019, the record date for our 2019 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 6, 2019, at 8:00 a.m., Pacific Daylight Time, at the Company’s offices located at 149 Commonwealth Drive, Menlo Park, California 94025, or at any adjournment or postponement thereof. The Geron Board of Directors (the “Board”) has made these materials available to you in connection with the Board’s solicitation of proxies for use at the Annual Meeting. You may vote by proxy over the Internet or by phone, or by mail if you requested printed copies of the proxy materials.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are providing our stockholders access to proxy materials via the Internet. Accordingly, we are sending by mail only a Notice of Availability of Proxy Materials (the “Notice”) to certain of our stockholders of record and posting our proxy materials online at www.proxyvote.com. Stockholders who previously requested to receive hard copies of proxy materials will receive a full set of proxy materials, instead of the Notice. We intend to distribute the Notice and the proxy materials on or about April 25, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

What does it mean if I receive more than one set of proxy materials or more than one Notice, or combination thereof?

If you receive more than one set of proxy materials, or more than one Notice or a combination thereof, your shares may be registered in more than one name or may be registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

Will I receive any proxy materials by mail other than the Notice?

No, you will not receive any other proxy materials by mail other than the Notice unless you request paper copies. This Proxy Statement and Geron’s 2018 Annual Report on Form 10-K are available at www.proxyvote.com. You may request a full set of proxy materials be sent to your specified postal or email address as follows:

•	by telephone: call 1-800-579-1639 free of charge and follow the instructions;
•	by Internet: go to www.proxyvote.com and follow the instructions; or
•	by e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and insert the 16-Digit Control Number located in your Notice in the subject line.

To sign up for electronic delivery of proxy materials, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the Internet and, when prompted, indicate that you agree to receive or access future stockholder communications electronically. Alternatively, you can go to www.proxyvote.com and enroll for online delivery of proxy materials. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters described in this Proxy Statement. In addition, following the meeting, management will report on current events at Geron and respond to questions from stockholders.

How can I participate in the Annual Meeting?

All stockholders are cordially invited to attend the Annual Meeting in person at the Company’s offices located at 149 Commonwealth Drive, Menlo Park, California 94025. For directions to attend the Annual Meeting, please contact CG Capital at (877) 889-1792 or by email at investor@geron.com.

If you cannot attend the meeting in person, you may participate via telephone by dialing 1-877-303-9139 (U.S.); 1-760-536-5195 (international). The passcode is 8616608. We recommend that you dial in at least 10 minutes early to minimize any delay in joining the meeting. Participants joining via telephone will also have an opportunity to ask questions during the meeting.

The Annual Meeting will also be available via the Internet in a live audio-only webcast available at www.geron.com/investors/events. The audio webcast of the Annual Meeting will be available for replay approximately one hour following the live meeting through July 6, 2019. Since the webcast is audio-only, participants will be unable to ask questions in this forum.

Who can vote at the Annual Meeting?

Only holders of record at the close of business on April 8, 2019 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, we had 186,456,047 shares of common stock, par value $0.001 per share (“Common Stock”), outstanding. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The stock transfer books will not be closed between the Record Date and the Annual Meeting date. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of ten days prior to the Annual Meeting and during the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. In order to constitute a quorum and to transact business at the Annual Meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What am I voting on at the Annual Meeting? What is the Board’s recommendation on each of the proposals?

You are being asked to vote on four proposals, as follows:

Proposal Number	Proposal	Board Recommends
1	To elect the two nominees for director named in this Proxy Statement to hold office as Class II members of our Board of Directors until the 2022 annual meeting of stockholders.	FOR BOTH director nominees
2	To approve an amendment to our Restated Certificate of Incorporation to increase the total number of authorized shares of our Common Stock from 300,000,000 to 450,000,000 shares.	FOR
3	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.	FOR
4	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR

How many votes are needed to approve each proposal? What is the effect of abstentions and broker non-votes on each of the proposals?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes on each of the proposals:

Proposal Number	Proposal	Votes Required to Approve Proposal	Effect of Abstentions	Effect of Broker Non-Votes
1	To elect the two nominees for director named in this Proxy Statement to hold office as Class II members of our Board of Directors until the 2022 annual meeting of stockholders.

The two nominees receiving the most “FOR” votes properly cast in person or by proxy will be elected. Only votes “FOR” will affect the outcome of the vote; “WITHHOLD” votes will have no effect on the outcome of the vote. However, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.

			Not applicable	No effect
2	To approve an amendment to our Restated Certificate of Incorporation to increase the total number of authorized shares of our Common Stock from 300,000,000 to 450,000,000 shares.	The affirmative vote of the holders of a majority of the outstanding shares entitled to vote on this matter.	Against	Not applicable(1)
3	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.	The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting.	Against	No effect
4	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting.	Against	Not applicable(1)
(1)

This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. For more information, see “If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with my voting instructions, what happens?” and “What are broker non-votes?” below.

What are the choices in voting?

For Proposal 1, you may either vote “FOR” both nominees to the Board of Directors or you may “WITHHOLD” your vote for both nominees or any nominee you specify. For proposals 2, 3 and 4, you may vote “FOR” the proposal or “AGAINST” the proposal or “ABSTAIN” from voting on the proposal.

Could other matters be decided at the Annual Meeting?

Our Bylaws require that we receive advance notice of any proposal to be brought before the Annual Meeting by our stockholders, and we have not received notice of any such proposals. If any other matter were to be properly submitted for a vote at the Annual Meeting, the proxy holders appointed by the Board will have the discretion to vote on those matters for you as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

How do I vote my shares and what are the voting deadlines?

Please refer to the proxy card for instructions on, and access information for, voting by telephone, over the Internet or by mail.

Stockholder of Record: Shares Registered In Your Name

You are a stockholder of record if, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, there are several ways for you to vote your shares.

•

Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 5, 2019.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 5, 2019.

•

By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the postage-paid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 5, 2019 to be voted at the Annual Meeting.

•	During the Annual Meeting. Stockholders may also submit their vote if they attend the Annual Meeting in person.

The Internet and telephone voting procedures described above, which comply with Delaware law, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

You are a beneficial owner, if on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization and not in your name. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. Being a beneficial owner means that, like most stockholders, your shares are held in “street name” and these proxy materials are being forwarded to you by that organization.

As a beneficial owner, you should have received a Notice or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Please contact your bank, broker or other agent if you have questions about their instructions on how to vote your shares. To vote in person at the 2019 Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent, and attend the meeting in person to submit your vote.

If you do not provide your broker or bank with instructions on how to vote your shares, your broker or bank will be able to vote your shares with respect to the approval of an amendment to our Restated Certificate of Incorporation to increase the total number of authorized shares of our Common Stock from 300,000,000 to 450,000,000 shares (Proposal 2) and ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 4). For more information, see “If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with my voting instructions, what happens?” and “What are broker non-votes?” below.

Geron Plan Participants

As trustee of the Geron 401(k) Plan, Prudential Bank and Trust FSB will receive a proxy that incorporates all the shares owned by the Geron 401(k) Plan and will vote such proxy as directed by the Geron 401(k) sponsor.

If you purchased through the 1996 Employee Stock Purchase Plan and the 2014 Employee Stock Purchase Plan and your shares are held in the name of a broker, please refer to the discussion above under “Beneficial Owner: Shares Registered in the Name of a Broker or Bank.”

If I am a shareholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and you do not specify your vote on each proposal individually when voting via the Internet, over the telephone or if you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in line with the Board recommendations above as described under “What am I voting on at the Annual Meeting? What is the Board’s recommendation on each of the proposals?” If any other matter is properly presented at the 2019 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with my voting instructions, what happens?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposals 2 and 4 are considered to be “routine” matters under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2 and 4.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are broker non-votes?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1 and 3 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Can I revoke or change my vote after I submit my proxy?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;
•	submitting a later-dated vote by telephone or via the Internet — only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on June 5, 2019, will be counted;
•	attending the Annual Meeting in person and voting again; or
•	delivering a written revocation to our Corporate Secretary at Geron’s offices, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

How will your proxy be counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “FOR,” “WITHHOLD” and broker non-votes with respect to Proposal 1 regarding the election of directors, and, with respect to Proposals 2, 3 and 4, “FOR” and “AGAINST” votes, abstentions and, as applicable, broker non-votes.

Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. In addition, all comments written on a proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published by Geron in a Current Report on Form 8-K, filed with the SEC, that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone or other electronic means, or in person, by our directors, officers, or other regular employees, or at our request, by Alliance Advisors, LLC. No additional compensation will be paid to directors, officers or other regular employees for such services, but Alliance Advisors will be paid its customary fee, estimated to be $6,000, to render solicitation services.

When are stockholder proposals due for next year’s Annual Meeting?

See the sub-section entitled “Stockholder Nominations and Proposals for 2020 Annual Meeting” under the section entitled “Other Matters.”

How can I obtain a copy of Geron’s Annual Report on Form 10-K?

We will mail to you without charge, upon written request, a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2018, as well as a copy of any exhibit specifically requested. Requests should be sent to: Corporate Secretary, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025. A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov). You may also view and download our 2018 Annual Report on Form 10-K on our website at www.geron.com as well as www.proxyvote.com.

What is householding and how does it affect me?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement and 2018 Annual Report on Form 10-K or the Notice may have been sent to multiple stockholders in a stockholder’s household. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate copies of the proxy statement, annual report or the notice of internet availability of proxy materials, please notify your broker or our Investor Relations department. We will promptly deliver copies of the Proxy Statement and our 2018 Annual Report on Form 10-K or the Notice to any stockholder who contacts CG Capital at (877) 889-1972 or by mail addressed to Investor Relations, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, requesting such copies. If you receive multiple copies of the proxy statement and annual report at your household and would like to receive a single copy of the proxy statement and annual report for your household in the future, you should contact your broker, other nominee record holder, or our Investor Relations department to request a single copy of the proxy statement and annual report.

MATTERS TO BE CONSIDERED AT THE 2019 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Our Board currently consists of eight directors, seven of whom are “independent,” as that term is defined by Nasdaq Rule 5602(a)(2), and one of whom is an executive officer of the Company. Our Bylaws provide for the classification of the Board into three classes with staggered terms of office so that one class of the Board is elected annually, and each class of directors stands for election every three years.

The term of office of the Class II directors, Daniel M. Bradbury, Dawn C. Bir and Elizabeth G. O’Farrell will expire at the Annual Meeting in June 2019. Effective December 26, 2018, Hoyoung Huh, M.D., Ph.D., a former Class II director, resigned from the Board, including his roles as Chairman of the Board and as a member of the Nominating and Corporate Governance Committee, for personal reasons. On January 30, 2019, Daniel M. Bradbury, a Class II director, notified the Company of his decision to not stand for re-election at the Annual Meeting due to his new responsibilities as a chief executive officer of another public company. As a result, there are two nominees for election as Class II directors at the Annual Meeting, Mses. Bir and O’Farrell, both of whom were recently appointed to the Board in March 2019. Proxies may only be voted for the two Class II directors nominated for election at the Annual Meeting.

The Class III directors, Karin Eastham; V. Bryan Lawlis, Ph.D.; and Susan Molineaux, Ph.D., have one year remaining on their terms of office. The Class I directors, John A. Scarlett, M.D.; and Robert J. Spiegel, M.D., FACP, have two years remaining on their terms of office.

The following table provides summary information about each director nominee and currently-serving director as of March 31, 2019:

			Committee Memberships
Name and Principal Position	Age	Independent	AC	CC	NG	Other Public Boards
2019 Director Nominees
Dawn C. Bir	48	Yes			M	None
Chief Commercial Officer, Reata Pharmaceuticals, Inc.
Elizabeth G. O’Farrell	55	Yes	M			1
Independent Director
Currently Serving Directors
Daniel M. Bradbury (1)	57	Yes	M, FE		M	3
Independent Director
Karin Eastham	69	Yes	C, FE	M		3
Retired C.P.A.
Lead Independent Director
V. Bryan Lawlis, Ph.D.	67	Yes	M	M		4
Independent Director
Susan M. Molineaux, Ph.D.	65	Yes			C	2
President, Chief Executive Officer and
Director, Calithera Biosciences, Inc.
Independent Director
John A. Scarlett, M.D.	68	No				2
Chairman of the Board, President, and Chief Executive Officer
Robert J. Spiegel, M.D., FACP	69	Yes		C		2
Independent Director

AC: Audit Committee	C: Chair

CC: Compensation Committee	M: Member

NG: Nominating and Corporate Governance Committee	FE: Financial Expert

(1):

In connection with his decision not to stand for re-election due to his new responsibilities as a chief executive officer for another public company, Mr. Bradbury will not be standing for re-election at the Annual Meeting; accordingly, his term of office will expire at the Annual Meeting.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three-Year Term Expiring at the

2022 Annual Meeting

The Board has selected two nominees for Class II directors, Ms. Dawn C. Bir and Ms. Elizabeth G. O’Farrell, both of whom were appointed to the Board in March 2019 and neither of whom were previously elected by stockholders.

Set forth below is a brief biography of each nominee for Class II director, the periods during which they have served as a director of Geron, and information furnished by them as to principal occupations and public company directorships held by them. The biographies below also include a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to conclude, as of the date of this Proxy Statement, that each nominee for Class II director should continue to serve as a director. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

It is a key objective of the Company to have a diverse Board, representing a range of expertise, skills, perspectives and experiences in areas that are relevant to the Company’s business and the needs of the Board. As stated in our Nominating and Corporate Governance Committee Charter and our Corporate Governance Guidelines, as part of the director search process, the Nominating and Corporate Governance Committee endeavors to consider qualified candidates, including women and minorities, who meet the relevant business and search criteria. In furtherance of the foregoing, where a third-party search firm is engaged and requested to furnish an initial list of possible candidates, such firm will be requested to include in such list women and minority candidates who meet such criteria. Regarding the appointments of Mses. Bir and O’Farrell in March 2019, a third-party search firm provided the Nominating and Corporate Governance Committee with a slate of potential candidates for consideration, which included Mses. Bir and O’Farrell. After reviewing the potential candidates, the Nominative and Corporate Governance Committee selected Mses. Bir and O’Farrell from such slate based on their qualifications and background, performed further evaluation of each of their particular experiences, qualifications, attributes and skills, and then recommended their appointment to the Board.

Class II Director Nominees (Term Expiring at the 2022 Annual Meeting)

Dawn C. Bir

Experience

Ms. Bir has served as a director of Geron since March 2019. Since September 2016, Ms. Bir has served as the Chief Commercial Officer of Reata Pharmaceuticals, Inc., a biopharmaceutical company, where she leads marketing, market access, sales, and commercial operations. From February 2013 to September 2016, Ms. Bir served as Vice President of Sales with Pharmacyclics LLC, an AbbVie company, where she built and led their first hematology national sales organization, and was responsible for the launch of IMBRUVICA in the United States and Puerto Rico. From October 2011 to February 2013, Ms. Bir served as Vice President of Sales & Marketing of SKY Pharmaceuticals Packaging, Inc. & Rx Pak, a unit within the U.S. pharmaceutical and specialty solutions division of McKesson Corporation, a global healthcare company, where she was responsible for two companies and revenue centers, and led multiple functions, including sales, marketing, contract management, project management and customer service. From 1996 to October 2011, Ms. Bir held several commercial and sales positions of increasing responsibility within Genentech, Inc., a member of the Roche Group, a global pharmaceutical company, and Bristol-Myers Squibb Company, a global pharmaceutical company. Ms. Bir holds a B.S. in Biology from Binghamton University.

Qualifications

The Board believes Ms. Bir’s extensive commercial, sales and marketing expertise, including with hematology-oncology products, broadens the Board’s ability to advise, evaluate and analyze future potential commercialization activities for imetelstat, especially in the United States, as well as to provide insights into the competitive landscape of other hematology-oncology products. This knowledge and experience, together with her strong leadership ability as a female executive in the healthcare industry, qualify Ms. Bir to be elected as a director.

Elizabeth G. O’Farrell

Experience

Ms. O’Farrell has served as a director of Geron since March 2019. Ms. O’Farrell also serves as a member of the boards directors of PDL BioPharma, Inc., since June 2018, a company focused on acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the healthcare industry, and a privately-held biotechnology company. Since January 2018, Ms. O’Farrell also served on the finance committee of the United Way of Brevard (Brevard County, Florida), a non-profit organization. In December 2017, Ms. O’Farrell retired from a 24-year career with Eli Lilly and Company, a global pharmaceutical company, where she held several senior management positions in finance and corporate governance, most recently serving as Chief Procurement Officer and Head of Global Shared Services from January 2012 to December 2017. Prior to that position, she also served as Senior Vice President, Policy and Finance; Senior Vice President, Finance; Chief Financial Officer, Lilly USA; Chief Financial Officer, Lilly Canada; and General Auditor. Before joining Eli Lilly, Ms. O’Farrell was an accountant with Boise Cascade Office Products, and served as an auditor at Whipple & Company, a professional accountancy firm, and Price Waterhouse, an international public accounting firm. Ms. O’Farrell holds a B.S. in accounting with honors and an M.B.A. in management information systems, both from Indiana University.

Qualifications

Ms. O’Farrell’s significant financial, operational and corporate governance expertise strengthens the Board’s collective knowledge related to compliance, financial reporting and internal controls. In addition, Ms. O’Farrell’s management and leadership experience, gained through the various roles she has served in, also provides unique and valuable insights to the Board regarding organizational development for a growing company, as Geron pursues late-stage development and potential commercialization of imetelstat. The Board believes Ms. O’Farrell’s knowledge and experience as a senior female executive with a long tenure at a large global pharmaceutical company qualify Ms. O’Farrell to be elected as a director.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy at the meeting. Each of the two nominees receiving the highest number of “FOR” votes properly cast in person or by proxy at the meeting will be elected as a Class II director of Geron. In tabulating the voting results for the election of directors, only “FOR” and “WITHHOLD” votes and broker non-votes are counted. “WITHHOLD” votes and broker non-votes will not have any effect on the outcome of the election. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee, if any, proposed by the Nominating and Corporate Governance Committee and the Board.

Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “WITHHOLD” votes from her election than votes “FOR” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

The Board of Directors Unanimously Recommends That Stockholders

Vote FOR the Election of Both Nominees to the Board of Directors

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

AFTER THE ANNUAL MEETING

Set forth below is a brief biography of each continuing director composing the remainder of the Board with terms expiring as shown, including the periods during which they have served as a director of Geron, and information furnished by them as to principal occupations and public company directorships held by them. The biographies below also include a discussion of the specific experience, qualifications, attributes or skills of each continuing director that led the Nominating and Corporate Governance Committee and the Board to conclude, as of the date of this Proxy Statement, that the applicable director should continue to serve as a director.

Class III Directors (Term Expiring at the 2020 Annual Meeting)

Karin Eastham

Experience

Ms. Eastham has served as a director of Geron since March 2009, and as Lead Independent Director of the Board since December 2018. Ms. Eastham also serves as a member of the boards of directors of Illumina, Inc., a manufacturer of life science tools and reagents, since July 2004; Veracyte, Inc., a molecular diagnostics company, since December 2012; and Nektar Therapeutics, a clinical-stage biopharmaceutical company, since September 2018. Ms. Eastham previously served as a director of MorphoSys AG, a Frankfurt Stock Exchange-listed biotechnology company, from May 2012 to May 2017; Trius Therapeutics, Inc., a biopharmaceutical company, from 2009 until its sale in 2013; Amylin Pharmaceuticals, Inc., a biopharmaceutical company focused on diabetes and metabolic disorders, from 2005 until its sale in 2012; and Genoptix, Inc., a provider of specialized laboratory services, from 2008 until its sale in 2011. From 1976 until her retirement in September 2008, Ms. Eastham has held several senior management positions in finance in the biopharmaceutical industry, including with the Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research; Diversa Corporation, a biotechnology company; CombiChem, Inc., a computational chemistry company; Cytel Corporation, a biopharmaceutical company; and Boehringer Mannheim Corporation, a biopharmaceutical company. Ms. Eastham holds a B.S. and an M.B.A. from Indiana University and is a retired Certified Public Accountant.

Qualifications

The Board believes Ms. Eastham’s understanding of biotechnology companies, combined with her business leadership and financial experience, her contributions to the Board’s understanding of corporate governance and strategy for life science companies through her experience as a director in the biopharmaceutical industry, and her extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions, provides important perspectives to the Board. In addition, the Board believes Ms. Eastham’s financial expertise and deep business experience, as well as her demonstrated commitment to our Board and her extensive knowledge of Geron’s business and strategies, based on her service on Geron’s Board since 2009, qualifies her to serve as director.

V. Bryan Lawlis, Ph.D.

Experience

Dr. Lawlis has served as a director of Geron since March 2012. He also serves as a member of the boards of directors of BioMarin Pharmaceutical, Inc., a biopharmaceutical company specializing in rare genetic diseases, since June 2007; Coherus BioSciences, Inc., a biologics platform company specializing in biosimilars, since May 2014; Sutro Biopharma, Inc., a biologics platform company specializing in therapeutics for cancer and autoimmune disorders, since January 2004; Aeglea BioTherapeutics, Inc., a biotechnology company specializing in human enzyme therapeutics for rare genetic diseases and cancer, since July 2018; and several privately-held biotechnology companies. From August 2013 to September 2014, Dr. Lawlis served as a member of the board of directors of KaloBios Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Lawlis was also the President and Chief Executive Officer of Itero Biopharmaceuticals LLC, a privately-held, early stage biopharmaceutical company that he co-founded, from 2006 to 2011, and has served as an advisor to Phoenix Venture Partners, a venture capital firm specializing in manufacturing technologies, since October 2015. Dr. Lawlis held several senior management positions in the biopharmaceutical industry, including President and Chief Executive Officer of Aradigm Corporation, a specialty drug company focused on drug delivery technologies, and President and Chief Executive Officer of Covance Biotechnology Services, a contract biopharmaceutical manufacturing operation, which he co-founded. Dr. Lawlis holds a B.A. in microbiology from the University of Texas at Austin and a Ph.D. in biochemistry from Washington State University.

Qualifications

The Board believes Dr. Lawlis’ extensive experience in manufacturing biotechnology and other pharmaceutical products, as well as his expertise in the research and development of drug products and in the management and conduct of clinical trials and drug regulatory processes, qualifies Dr. Lawlis to serve as a director.

Susan M. Molineaux, Ph.D.

Experience

Dr. Molineaux has served as a director of Geron since September 2012. Dr. Molineaux has been Chief Executive Officer, President and a member of the board of directors of Calithera Biosciences, Inc., a biotechnology company developing oncology therapeutics, since co-founding the company in June 2010. She also serves as a member of the board of directors of Theravance Biopharma, Inc., a biopharmaceutical company located in South San Francisco, since April 2015, where she is a member of the Sciences and Technology Committee, and as a Scientific Advisor to Lightstone Ventures, a private life sciences investment company, since September 2016. Prior to Calithera, Dr. Molineaux co-founded Proteolix, Inc., a privately-held oncology-oriented biopharmaceutical company, where she served as Chief Scientific Officer from December 2003 until December 2005 and from February 2009 until November 2009, and as President and Chief Executive Officer from January 2006 until February 2009, until the company’s acquisition by Onyx Pharmaceuticals, Inc., a global oncology-oriented biopharmaceutical company, in November 2009. Previously, Dr. Molineaux held several senior management positions in the biopharmaceutical industry, including Vice President of Biology at Rigel Pharmaceuticals, Inc., a biopharmaceutical company focused on inflammatory and autoimmune diseases; Vice President of Biology at Praelux, Inc., a biopharmaceutical company; and Vice President of Drug Development at Praecis Pharmaceuticals, Inc., an oncology-focused biopharmaceutical company. Dr. Molineaux holds a B.S. in biology from Smith College, a Ph.D. in molecular biology from Johns Hopkins University, and completed a postdoctoral fellowship at Columbia University.

Qualifications

Dr. Molineaux has demonstrated her ability to dedicate sufficient time and focus on her duties as a director of Geron, including her role as Chair of our Nominating and Corporate Governance Committee. As President and director of Calithera, Dr. Molineaux does not serve on any Calithera board committees, and accordingly serves only on board committees for Geron and Theravance. In the past year, Dr. Molineaux has attended 100% of the meetings for Geron’s Board and Geron’s Nominating and Corporate Governance Committee, and 100% of the meetings for Theravance’s board. Dr. Molineaux’s duties on Theravance’s Science and Technology Committee are limited in scope and therefore our Board believes that her membership on that committee does not interfere with her ability to reliably devote time to Geron’s Board, as well as Geron’s Nominating and Corporate Governance Committee. In accordance with our Board’s standard practice, Dr. Molineaux reviews scheduled Geron Board and committee meeting dates a year in advance to confirm availability to participate and attend all Board and committee meetings. All the companies for which she serves as a director are located in the San Francisco Bay Area, enabling her to travel and regularly attend Geron’s Board and committee meetings. Dr. Molineaux does not serve on the board of any privately-held companies.

The Board believes Dr. Molineaux’s extensive experience in pharmaceutical and oncology drug development, and her expertise in managing and conducting clinical trials, qualifies Dr. Molineaux to be a director of the Company. The Board and the Nominating and Corporate Governance Committee also believe that Dr. Molineaux provides great value to the Board and contributes significantly to discussions and decision-making. Dr. Molineaux has extensive experience in the biotechnology industry, with current executive experience at Calithera. Accordingly, the Board believes that Dr. Molineaux’s contributions as director are substantial, based upon her business and scientific expertise acquired in successfully holding executive and leadership positions in biotechnology companies, and her demonstrated reliability and commitment to service on our Board and Nominating and Corporate Governance Committee. Dr. Molineaux’s knowledge of the biotechnology industry and business, and healthcare related issues, combined with her experience as the chief executive officer of a public company, qualifies her to serve as a director.

Class I Directors (Term Expiring at the 2021 Annual Meeting)

John A. Scarlett, M.D.

Experience

Dr. Scarlett has served as our Chairman of the Board effective December 2018, our Chief Executive Officer and a director since joining Geron in September 2011 and President since January 2012. Dr. Scarlett also serves as a member of the boards of directors for Chiasma, Inc., a biopharmaceutical company focused on transforming injectable drugs into oral medications, since February 2015, and CytomX Therapeutics, Inc., an oncology-oriented company, since June 2016. Prior to joining Geron, Dr. Scarlett served as President, Chief Executive Officer and a member of the board of directors of Proteolix, Inc., a privately-held, oncology-oriented biopharmaceutical company, from February 2009 until its acquisition by Onyx Pharmaceuticals, Inc., an oncology-oriented biopharmaceutical company, in November 2009. From February 2002 until its acquisition by Ipsen, S.A. in October 2008, Dr. Scarlett served as the Chief Executive Officer and a member of the board of directors of Tercica, Inc., an endocrinology-oriented biopharmaceutical company, and also as its President from February 2002 through February 2007. From March 1993 to May 2001, Dr. Scarlett served as President and Chief Executive Officer of Sensus Drug Development Corporation, a privately-held company focused on endocrine disorders. In 1995, he co-founded Covance Biotechnology Services, Inc., a contract biopharmaceutical manufacturing operation, and served as a member of its board of directors from inception to 2000. From 1991 to 1993, Dr. Scarlett headed the North American Clinical Development Center and served as Senior Vice President of Medical and Scientific Affairs at Novo Nordisk Pharmaceuticals, Inc., a wholly-owned subsidiary of Novo Nordisk A/S, a global pharmaceutical company. Dr. Scarlett received his B.A. degree in chemistry from Earlham College and his M.D. from the University of Chicago, Pritzker School of Medicine.

Qualifications

As the only management representative on the Board, Dr. Scarlett brings management’s perspective to the Board’s discussions about Geron’s business and strategic direction. In addition, the Board believes Dr. Scarlett’s deep understanding of what makes businesses work effectively and efficiently, as well as his medical background and extensive drug development experience, provide valuable insights to the Board. See discussion below regarding Board Leadership and Governance in connection with the appointment of a Lead Independent Director who provides leadership for the independent members of the Board.

Serving as a director for other publicly-held biopharmaceutical companies provides Dr. Scarlett with alternate viewpoints on business strategy and board decision-making, which we believe enhances his contributions to our Board. Dr. Scarlett has demonstrated his ability to dedicate sufficient time and focus on his duties as a member of our Board and attended 100% of our Board meetings in 2018. In accordance with our Board’s standard practice, Dr. Scarlett reviews scheduled Board meeting dates a year in advance to confirm availability to participate and attend all our Board meetings, and prioritizes Geron’s meetings over Chiasma and CytomX board meetings. Accordingly, the Board believes Dr. Scarlet’s business and medical expertise acquired in successfully holding executive and leadership positions in biotechnology companies, and his demonstrated reliability and commitment to service on our Board, qualifies him to serve as a director and Chairman of the Board.

Robert J. Spiegel, M.D., FACP

Experience

Dr. Spiegel has served as a director of Geron since May 2010. Dr. Spiegel currently serves as an Associate Professor at the Weill Cornell Medical School, a Senior Advisor to Warburg Pincus, a private equity firm, and an Advisor to the Israel Biotech Fund, a venture investment fund. He is also a member of the boards of directors of Edge Therapeutics, Inc., a biotechnology company, since August 2013; Cyclacel Pharmaceuticals, Inc., a biopharmaceutical company developing targeted medicines for cancer and other proliferative diseases; since September 2018; and several privately-held biotechnology companies. He previously served as a director for Avior Computing Corporation, a privately-held governance risk and compliance process technology company, from October 2011 to November 2017; Talon Therapeutics, Inc., a biopharmaceutical company, from July 2010 to July 2013; Capstone Therapeutics Corp., a biotechnology company, from May 2010 to January 2012; Sucampo Pharmaceuticals, Inc., a biopharmaceutical company, from January 2015 to January 2018; the Cancer Institute of New Jersey from 1999 to 2009; and Cancer Care New Jersey from 1995 to 2011. From March 2011 to April 2016, Dr. Spiegel served as Chief Medical Officer of PTC Therapeutics, Inc., a biopharmaceutical company focused on discovering and developing treatments for rare disorders. In 2009, after 26 years with the Schering-Plough Corporation (now Merck & Co.), a global healthcare company, Dr. Spiegel retired as Chief Medical Officer and Senior Vice President of the Schering-Plough Research Institute, the pharmaceutical research arm of the Schering-Plough Corporation. His career at Schering-Plough involved various positions, including Director of clinical research for oncology, Vice President of clinical research, and Senior Vice President of worldwide clinical research. Following a residency in internal medicine, Dr. Spiegel completed a fellowship in medical oncology at the National Cancer Institute, and from 1981 to 1999 he held academic positions at the National Cancer Institute and New York University Cancer Center. Dr. Spiegel holds a B.A. from Yale University and an M.D. from the University of Pennsylvania.

Qualifications

The Board believes Dr. Spiegel’s extensive medical experience developing oncology products, his deep understanding of pharmaceutical research and development, and broad expertise in gaining regulatory approval for drug candidates, enhances the Board’s ability to critically assess the progress and potential of imetelstat, and qualifies Dr. Spiegel to serve as a director.

DIRECTOR WITH TERM EXPIRING AT THE ANNUAL MEETING

As noted above, Mr. Bradbury has advised the Board that he will not stand for reelection at the Annual Meeting. Accordingly, his term of office will expire at the Annual Meeting. Mr. Bradbury has served as a director of Geron since September 2012. He is the Chief Executive Officer, Chairman and co-founder of Equillium, Inc., a biotechnology company focused on developing products for severe autoimmune and inflammatory disorders. He also serves as a member of the board of directors of Intercept Pharmaceuticals, Inc., a biopharmaceutical company focused on the development and commercialization of novel therapeutics for non-viral liver diseases, since July 2016, and Corcept Therapeutics Incorporated, a company focused on the discovery and development of drugs that regulate the effects of cortisol, since October 2012. Additionally, Mr. Bradbury serves on the boards of directors of several privately-held companies. Mr. Bradbury previously served as a member of the boards of directors of BioMed Realty Trust, Inc., a real estate investment trust, from January 2013 to January 2016; and Illumina, Inc., a manufacturer of life science tools and reagents, from January 2004 to May 2017. Mr. Bradbury is a member of the board of trustees of the Keck Graduate Institute and an advisory board member for the University of California San Diego, Rady School of Management’s Deans Advisory Board, and the BioMed Ventures Advisory Committee. Mr. Bradbury held several senior positions at Amylin Pharmaceuticals, Inc., a biopharmaceutical company focused on diabetes and metabolic disorders, including Chief Executive Officer from March 2007 until its acquisition by Bristol-Myers Squibb Company in August

2012. In addition, Mr. Bradbury served as a member of the board of directors of Amylin from June 2006 until August 2012. Prior to joining Amylin, he spent ten years at SmithKline Beecham Pharmaceuticals, a pharmaceutical company, holding a number of sales and marketing positions. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.

BOARD LEADERSHIP AND GOVERNANCE

We have an ongoing commitment to excellence in corporate governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Corporate Governance page under the Investor Relations section of our website at www.geron.com, including our Corporate Governance Guidelines, Code of Conduct, Insider Trading Policy, Privacy Policy and the charters for our Audit, Compensation and Nominating and Corporate Governance committees. We believe that our corporate governance policies and practices, including the substantial percentage of independent directors on our board of directors and the leadership provided by our Lead Independent Director, Ms. Eastham, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth key principles to guide the operation of the Board and its committees in the exercise of their responsibilities to serve the interests of Geron and our stockholders. As stated in our Nominating and Corporate Governance Committee Charter and our Corporate Governance Guidelines, as part of the director search process, the Nominating and Corporate Governance Committee endeavors to consider qualified candidates, including women and minorities, who meet the relevant business and search criteria. In furtherance of the foregoing, where a third-party search firm is engaged and requested to furnish an initial list of possible candidates, such firm will be requested to include in such list women and minority candidates who meet such criteria.

The current form of the Corporate Governance Guidelines can be found on the Corporate Governance page under the Investor Relations section of our website at www.geron.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025.

Board Independence

In accordance with Nasdaq listing standards and Geron’s Corporate Governance Guidelines, a majority of the members of our board of directors must qualify as “independent” as defined by Nasdaq Rule 5605(a)(2). In keeping with these guidelines, a member of our Board may serve as a director of another company only to the extent such position does not conflict or interfere with such person’s service as a director of Geron. The Board consults with our counsel to ensure that the Board’s determinations regarding Board independence are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, our Board has determined affirmatively that Mses. Bir and O’Farrell, nominees for election at the Annual Meeting, and all current and continuing directors, with the exception of Dr. Scarlett, are independent with the meaning of the Nasdaq listing standards. Dr. Scarlett, who is our Chairman of the Board, President and Chief Executive Officer, is the sole non-independent director, and the Board regularly meets in executive sessions outside the presence of Dr. Scarlett. The Board previously determined that Dr. Huh, who resigned from the Board effective December 26, 2018, was independent within the meaning of the Nasdaq listing standards.

There are no family relationships between any director and any of our executive officers. There are no arrangements or agreements relating to compensation provided by a third party to any member of our Board, including current nominees for director, in connection with their candidacy or board service to us.

Board Leadership Structure

In December 2018, Dr. Huh, who was an independent director and Chairman of the Board, resigned from the Board for personal reasons. Effective December 27, 2018, the Board appointed Dr. Scarlett to serve as Chairman of the Board, in addition to his role as President and Chief Executive Officer of the Company. Particularly in light of the rapid growth the Company expects to experience as it resumes development of imetelstat on its own, the Board at this time believes that Dr. Scarlett is best suited to serve as our Chairman because he is the member of the Board who is most familiar with our business as a whole and the most capable of identifying and bringing to the attention of the full Board the strategic priorities and key issues facing the Company. The Board also believes that having Dr. Scarlett in a combined Chairman/Chief Executive Officer role helps provide strong, unified leadership for our management team. To counterbalance our Board’s decision to have a combined Chairman and Chief Executive Officer, the Company’s Corporate Governance Guidelines require that the Board appoint a Lead Independent Director when the role of Chairman is held by a director who does not qualify as an independent director. Accordingly effective December 27, 2018, the Board appointed Ms. Eastham to serve as Lead Independent Director for the Board. In her role as Lead Independent Director, Ms. Eastham facilitates Board interactions and information flow. The structure also allows for a clear communication path for the non-employee directors, who may raise any issues or concerns that they have directly with the Lead Independent Director.

The Chairman of the Board has the authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. However, the Lead Independent Director provides active leadership on behalf of the independent directors on the Board. With the Chairman, President and Chief Executive Officer, Dr. Scarlett, the Lead Independent Director, Ms. Eastham, advises on Board meeting agendas and discussion priorities. In addition, the Lead Independent Director provides regular communications to directors between meetings, inviting comments, ideas and concerns from each non-employee director. The Lead Independent Director also has the following responsibilities:

•	Presiding at executive sessions of non-employee directors;
•	Serving as a liaison between the Board Chairman and non-employee directors;
•

Advising the Board Chairman regarding the impression of the non-employee directors as to the quality, quantity and timeliness of the flow of information from the Company that is necessary for the Board to effectively perform its duties; and

•	Accepting additional responsibilities as may be recommended from time-to-time by the Board or the non-employee directors of the Board.

Board Committees and Meetings

It is Geron’s policy to encourage directors to attend annual meetings of stockholders. All of our current directors, except Dr. Lawlis, attended our 2018 Annual Meeting. During the fiscal year ended December 31, 2018, the Board held seven meetings and acted once by unanimous written consent. The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2018, each of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which the director served during the portion of the last fiscal year for which he or she was a director or committee member, except for Dr. Lawlis who achieved a 74% attendance rate in 2018 due to family medical issues.

Below is a description of each committee of the Board. Each of the committees has authority to engage and determine the compensation for legal counsel or other experts or consultants, as it deems appropriate, to assist with fulfilling its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgement with regard to Geron.

Audit Committee

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available on our website at www.geron.com. The Audit Committee held eight meetings in 2018 and acted once by unanimous written consent. The Audit Committee’s responsibilities include:

•	appointing or terminating, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit services and the terms of such services to be provided by our independent registered public accounting firm;
•	reviewing the plan and scope of the annual audit of financial statements with the independent registered public accounting firm and members of management;
•

reviewing and discussing with management and/or the independent registered public accounting firm, prior to public disclosure, our annual and quarterly financial statements and related disclosures in our Forms 10-K, Forms 10-Q, and earnings press releases, including critical accounting policies and practices used by us and information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•

recommending to the Board, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•

monitoring our internal control over financial reporting and disclosure controls and procedures, including reviewing management’s assessment and disclosures related to any significant changes, material weaknesses or significant deficiencies;

•	overseeing compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters, including our insider trading compliance program;
•	establishing policies and procedures for the receipt and retention of whistleblower complaints and concerns and overall compliance with our Code of Conduct;
•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;
•	reviewing and approving or ratifying any related party transactions; and
•	overseeing financial and operation risk exposures and the actions management has taken to limit, monitor and control such exposures.

The Board has determined that all of the members of the Audit Committee are financially literate and that two members of the Audit Committee, Ms. Eastham and Mr. Bradbury, have accounting and financial management expertise that qualifies each as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. See more information about the Audit Committee in the section entitled “Audit Committee Report.” In connection with his decision not to stand for re-election due to his new responsibilities as a chief executive officer for another public company, Mr. Bradbury will cease being a director and a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Company effective June 6, 2019, the date of the Annual Meeting. In March 2019, Ms. O’Farrell was appointed to the Audit Committee.

Compensation Committee

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Compensation Committee charter is available on our website at www.geron.com. The charter of the Compensation Committee allows it to delegate responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our certificate of incorporation, Bylaws and Nasdaq rules. The Compensation Committee held seven meetings in 2018 and acted twice by unanimous written consent. The Compensation Committee’s responsibilities include:

•	establishing and overseeing our executive compensation philosophy and strategy;
•

reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and other compensatory arrangements for our executive officers, including our Chief Executive Officer;

•	annually reviewing and recommending to the Board corporate goals and objectives relevant to the compensation of our executive officers, including our Chief Executive Officer;
•

reviewing and approving, or making recommendations to the Board with respect to, the compensation of our executive officers, including our Chief Executive Officer, based upon an annual evaluation of each individual’s performance;

•

overseeing and administering our cash and equity incentive plans, including establishing policies and procedures for the grant of equity-based awards and approving, or making recommendation to the full Board with respect to, the grant of such equity-based awards;

•

appointing, compensating and overseeing the work of any compensation and benefits consultants, legal counsel or other experts or advisors retained by the Compensation Committee, including an independence assessment as outlined by Nasdaq rules;

•	reviewing and discussing with management our compensation discussion and analysis disclosure to be included in our annual proxy statement;
•	reviewing and making recommendations to our Board regarding non-employee director compensation; and
•	reviewing and assessing the potential impact of our compensation practices on enterprise risk.

For information on the Compensation Committee’s processes and procedures on the consideration and determination of executive compensation, see the sub-section entitled “Compensation Discussion and Analysis – Role of the Compensation Committee.” For information on the Compensation Committee’s processes and procedures with respect to non-employee director compensation matters, see the section entitled “Compensation of Directors.”

Compensation Committee Interlocks and Insider Participation

Drs. Lawlis and Spiegel and Ms. Eastham served on the Compensation Committee for the entire fiscal year ended December 31, 2018. Neither Drs. Lawlis or Spiegel, nor Ms. Eastham, is a former or current officer or employee of Geron. None of our executive officers serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.geron.com. The Nominating and Corporate Governance Committee held two meetings in 2018. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing, reviewing and recommending to the Board a set of corporate governance guidelines and principles;
•	creating and recommending to the Board criteria for Board and committee membership;
•	establishing procedures for identifying and evaluating individuals qualified to become members of the Board, including nominees recommended by stockholders;
•	recommending to the Board the persons to be nominated for election or re-election as directors;
•	reviewing and recommending to the Board the functions, duties and compositions of the Board committees;
•	considering and reporting to the Board any questions of possible conflicts of interest of Board members; and
•	assessing the performance of the Board, the Board committees and individual directors.

Specific qualifications and the process for recommending director candidates are provided in more detail under the sub-sections entitled “Director Nominees Recommended by Stockholders” and “Director Qualifications.” As stated in our Nominating and Corporate Governance Committee Charter and our Corporate Governance Guidelines, as part of the director search process, the Nominating and Corporate Governance Committee endeavors to consider qualified candidates, including women and minorities, who meet the relevant business and search criteria. In furtherance of the foregoing, where a third-party search firm is engaged and requested to furnish an initial list of possible candidates, such firm will be requested to include in such list women and minority candidates who meet such criteria. The Nominating and Corporate Governance Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual qualifications and expertise as well as how those characteristics fit with the needs of the Board and the long-term interests of our stockholders.

In connection with his decision not to stand for re-election due to his new responsibilities as a chief executive officer for another public company, Mr. Bradbury will cease being a director and a member of the Nominating and Corporate Governance Committee of the Company effective June 6, 2019, the date of the Annual Meeting. In March 2019, Ms. Bir was appointed to the Nominating and Corporate Governance Committee.

Board’s Role in Risk Oversight

Geron is subject to a variety of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018. Some risks may be readily perceived and even quantified, while others are unexpected or unforeseeable. Risks can be external or can arise as a result of our internal business or financial activities.

The Board and our executive management team work together to manage our risks. It is management’s responsibility to identify various risks facing the Company, bring the Board’s attention to material risks, and implement appropriate risk management policies and procedures to manage risk exposure on a day-to-day basis. The Board has an active role in overseeing our risk management process directly or through its committees.

The Board has delegated responsibility for the oversight of specific risks to the Board committees as follows:

•

The Audit Committee oversees management of financial risks. In addition to fulfilling its responsibilities for the oversight of our financial reporting processes and annual audit of Geron’s financial statements, the Audit Committee also reviews with the Company’s independent registered public accounting firm and the Company’s management the adequacy and effectiveness of our policies and procedures to assess, monitor and manage fraud risk and our ethical compliance program. The Audit Committee takes appropriate actions to set the best practices and highest standards for quality financial reporting, sound business risk practices, including practices related to cybersecurity, and ethical behavior.

•

The Compensation Committee is responsible for overseeing the management of risks relating to our employment policies and executive compensation plans and arrangements. In connection with structuring the executive compensation program, the Compensation Committee, together with the Board, considers whether the elements of such program, individually or in the aggregate, encourage our Named Executive Officers to take unnecessary risks. For further information, see the sub-section entitled “Risk Assessment of Compensation Policies and Practices.”

•

The Nominating and Corporate Governance Committee manages Geron’s corporate governance practices. In addition, the Nominating and Corporate Governance Committee reviews risks associated with the independence of the Board, potential conflicts of interest and risks relating to management and Board succession planning.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks within its respective oversight area, the entire Board is regularly informed through committee reports about such risks.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee maintains a pay for performance compensation philosophy, but also recognizes that providing certain types of compensation incentives may inadvertently motivate individuals to act in ways that could be detrimental to the Company in order to maximize individual compensation. To minimize such risk, the Compensation Committee annually evaluates our compensation philosophy generally as it relates to all employees, as well as individual compensation elements of base salary, annual performance-based bonuses, equity awards, severance and change in control benefits and other benefits to ensure each is evaluated against appropriate standards and that such incentives provide for the achievement of target goals that are balanced between short-term rewards and long-term enhancement of stockholder value.

The Compensation Committee believes the following elements of our compensation program mitigate the risks associated with our compensation practices:

•

setting annual base salaries consistent with the responsibilities of our Named Executive Officers and market comparables to ensure that our Named Executive Officers are not motivated to take excessive risks to achieve a reasonable level of financial security;

•

establishing corporate goals for our annual performance-based bonus program that are consistent with our annual operating and strategic plans and are designed to achieve a proper risk/reward balance without excessive risk taking;

•

requiring an executive officer to forfeit his or her entire annual performance-based bonus if we determine that such executive officer has engaged in any misconduct intended to affect the payment of his or her annual performance-based bonus, or has otherwise engaged in any act or omission that would constitute cause for termination of his or her employment, as defined by his or her employment agreement;

•	having a mix of fixed and variable, annual and long-term and cash and equity compensation elements to encourage strategies and actions that balance short-term and long-term best interests;
•

granting stock option awards which provide value only if the market price of our Common Stock increases to encourage our Named Executive Officers to take a long-term view of our business and performance-based stock option awards that only vest upon the attainment of specific strategic milestones;

•	absence of employment agreements or contracts that contain multi-year guarantees of salary increases, or non-performance-based bonuses or equity compensation;
•	emphasizing pay equity amongst our employees and with reference to external comparators; and
•

having available, to the Compensation Committee and the Board, the discretion to measure and calculate achievement of corporate goals and other corporate performance measures, which prevents the compensation program from being susceptible to manipulation by a single employee.

The Compensation Committee has reviewed our compensation policies and practices as they relate to all employees and has determined that such policies and practices do not present any risks that are reasonably likely to have a material adverse effect on Geron, and instead, encourage behaviors that support sustainable value generation. In addition, the Compensation Committee has reviewed and evaluated our executive compensation program and believes that our executive compensation policies and practices do not encourage inappropriate actions or risk taking by our executive officers.

OTHER CORPORATE GOVERNANCE MATTERS

Code of Conduct

In 2003, we adopted a Code of Conduct, which is available in its entirety on the Corporate Governance page in the Investor Relations section of our website at www.geron.com and to any stockholder otherwise requesting a copy. All our directors, employees, executive officers, including our Chief Executive Officer and Chief Financial Officer, are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to our directors or executive officers, will be made available through our website as they are adopted. Accordingly, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Conduct by posting such information on our website at www.geron.com.

Whistleblower Policy

In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by us regarding accounting, internal accounting controls, auditing matters, questionable financial practices or violations of our Code of Conduct (“complaints”). Contact information for an external hotline that is maintained by an independent third party has been distributed to all employees and consultants to allow for the confidential, anonymous submission of complaints by our employees and consultants. Any complaints received by this hotline are reviewed by the Audit Committee and our Chief Legal Officer.

Prohibitions on Derivative, Hedging, Monetization and Other Transactions

We maintain an insider trading policy that applies to all directors and employees, including our executive officers, which prohibits certain transactions in our Common Stock, including short sales, puts, calls or other transactions involving derivative securities, hedging or monetization transactions, purchases of our Common Stock on margin or borrowing against an account in which our Common Stock is held, or pledging our Common Stock as collateral for a loan. Our Audit Committee oversees compliance with our insider trading program, including approval of any material updates to the insider trading program. Our Chief Legal Officer serves as our insider trading compliance officer and reports, at least once annually, to the Audit Committee on his monitoring of the insider trading program. In addition, the Audit Committee meets with the Compliance Officer outside of the presence of any other executive officers. A copy of our insider trading policy is available on our website at www.geron.com.

Communications with the Board

Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the individual Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o Stephen N. Rosenfield, Corporate Secretary, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025. All mail addressed in this manner will be delivered to the Chair or Chairs of the Board committees with responsibilities touching most closely on the matters addressed in the communication. From time to time, the Board may change the process by which stockholders may communicate with the Board or its members. Please refer to our website for any changes to this process.

COMPENSATION OF DIRECTORS

The Compensation Committee determines non-employee director compensation, which the full Board reviews and approves upon recommendation from the Compensation Committee. When considering non-employee director compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly-held companies in the life sciences industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each of the non-employee director’s specific expertise and experience. Our compensation arrangements for our non-employee directors are set forth in our Non-Employee Director Compensation Policy (the “Director Compensation Policy”). The Director Compensation Policy outlines cash and equity compensation automatically payable to non-employee directors of the Board, unless such non-employee director declines receipt of such cash or equity compensation by written notice to us. Traditionally, the Compensation Committee has reviewed our non-employee director compensation relative to industry practices every other year.

In January 2018, Radford, an independent compensation consultant, conducted a review of non-employee director compensation in comparison to our industry peer group based on Geron’s market capitalization, revenue, stage of development and size of company, that was selected by Radford in 2017. Based on this review, and guidance from Radford, effective January 31, 2018, the Board approved an amendment to the Director Compensation Policy to increase the size of the Initial Grant described below from 100,000 to 120,000 shares of Common Stock and the size of the Annual Grant described below from 50,000 to 70,000 shares of Common Stock, and to increase the additional cash retainer paid to the Chairman of the Board from $30,000 annually to $35,000 annually.

In May 2018, the Director Compensation Policy was amended to incorporate reference to the 2018 Equity Incentive Plan (the “2018 Plan”), as adopted by the Company’s stockholders effective May 15, 2018, in connection with equity compensation. In October 2018, the Director Compensation Policy was amended to incorporate reference to the Directors’ Market Value Stock Purchase Plan (the “Directors Market Value Plan”) which the Board adopted in October 2018. Under the Directors Market Value Plan, to the extent permitted by the Director Compensation Policy, the cash compensation payable to a non-employee director who has formally elected to receive such cash compensation instead in the form of shares of Common Stock will be used to purchase shares of Common Stock from Geron under the Directors Market Value Plan on the date that such cash compensation is payable to the non-employee director under the Director Compensation Policy. On such date, we apply the amount of such cash compensation to the purchase of shares of Common Stock, subject to the limitations and other terms of the Directors Market Value Plan. The purchase price of each share of Common Stock acquired pursuant to the Directors Market Value Plan is equal to the “market value” on the purchase date (which generally means the consolidated closing bid price per share of Common Stock as reported by Nasdaq on the purchase date). A total of 1,000,000 shares of Common Stock has been reserved for the Directors Market Value Plan. The Directors Market Value Plan is intended to qualify for the limited exemption from stockholder approval pursuant to Nasdaq Listing 5635(c)(2), as a plan that merely provides a convenient way to purchase shares from the Company at market value.

In January 2019, as a result of the change in Board leadership structure, Radford conducted a review of non-employee director compensation for lead independent directors in comparison to our industry peer group that was selected by Radford in 2018. Based on this review, and guidance from Radford, effective January 30, 2019, the Board approved an amendment to the Director Compensation Policy to add annual cash compensation of $25,000 for the Lead Independent Director role, given the recent changes to the Board’s leadership structure. For further discussion of the defined peer group recommended by Radford in 2018, see the sub-section entitled “Use of Market Data and Peer Group Analysis.”

Cash Compensation

The following table describes the annual cash compensation applicable to each role performed by non-employee directors as outlined in the Director Compensation Policy in effect for the fiscal year ended December 31, 2018 (“fiscal 2018”):

Non-Employee Director Role	Base Retainer	Additional Retainer
Board member	$42,500	N/A
Chairman of the Board(1)	N/A	$35,000
Audit Committee Chair(2)	N/A	$25,000
Compensation Committee Chair(2)	N/A	$15,000
Nominating and Corporate Governance Committee Chair(2)	N/A	$10,000
Audit Committee member	N/A	$12,500
Compensation Committee member	N/A	$7,500
Nominating and Corporate Governance Committee member	N/A	$5,000

(1)

Effective January 30, 2019, an additional annual cash retainer of $25,000 was adopted for the Lead Independent Director role on the Board, which the Board retroactively applied beginning January 1, 2019 for Ms. Eastham.

(2)	Committee Chair does not also receive additional Committee member compensation.

Under the Director Compensation Policy, annual non-employee director cash compensation is paid quarterly in arrears in cash, or, at each director’s election, in fully vested shares of our Common Stock. In 2018, such Common Stock was issued under the 2018 Plan. With the effectiveness of the Directors Market Value Plan, such Common Stock will be issued under the Directors Market Value Plan starting in 2019, as described above, based on the “market value” on the purchase date (which generally means the consolidated closing bid price per share of Common Stock as reported by Nasdaq on the purchase date).

Additionally, under the Director Compensation Policy, non-employee directors are eligible to receive equity grants, as more fully described below under the sub-section entitled “Equity Compensation.” Non-employee directors also receive reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

Director Compensation Table

The following table provides compensation information for fiscal 2018, for each non-employee director of the Board who served in such capacity during fiscal 2018. Dr. Scarlett does not receive any compensation for his Board service.

Non-Employee Director	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	Total ($)
Bradbury, Daniel (2)	60,000	(3)	164,395	224,395
Eastham, Karin	75,000		164,395	239,395
Huh, Hoyoung (4)	80,962		164,395	245,357
Lawlis, V. Bryan	62,500		164,395	226,895
Molineaux, Susan	52,500	(5)	164,395	216,895
Spiegel, Robert	57,500	(6)	164,395	221,895

(1)

Amounts represent the aggregate grant date fair value of stock option awards granted during the fiscal year ended December 31, 2018 as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Refer to Note 7 of the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 regarding assumptions underlying the valuation of stock option awards and the calculation method. For information regarding the aggregate number of stock option awards held by the non-employee directors of the Board at December 31, 2018, see the sub-section entitled “Outstanding Equity Awards at Fiscal Year-End for Non-Employee Directors.”

(2)

In connection with his decision not to stand for re-election due to his new responsibilities as a chief executive officer for another public company, Mr. Bradbury will cease being a director and a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Company effective June 6, 2019, the date of the Annual Meeting.

(3)	Represents fees paid in stock in lieu of cash through the issuance of an aggregate 31,425 shares of Common Stock under the 2018 Plan.
(4)	Effective December 26, 2018, Dr. Huh resigned from the Board for personal reasons.
(5)	Represents fees paid in stock in lieu of cash through the issuance of an aggregate 27,497 shares of Common Stock under the 2018 Plan.
(6)	Includes $28,750 in fees paid in stock in lieu of cash through the issuance of an aggregate 15,058 shares of Common Stock under the 2018 Plan.

Equity Compensation

Terms of Awards

Pursuant to the Director Compensation Policy, each individual who first becomes a non-employee director receives an initial stock option grant and thereafter each non-employee director is eligible to receive stock option grants on an annual basis. Non-employee director stock options are currently granted pursuant to the 2018 Plan, in accordance with the Director Compensation Policy. The following describes the equity compensation arrangements as outlined in the Director Compensation Policy in effect for fiscal 2018:

•

Initial Grant. Each individual who first becomes a non-employee director, whether by election by Geron’s stockholders or by appointment by the Board to fill a vacancy, automatically will be granted an option to purchase 120,000 shares of Common Stock on the date such individual first becomes a non-employee director (the “Initial Grant”). The Initial Grant will vest annually over three years upon each anniversary of the date of appointment to the Board, subject to the non-employee director’s continuous service.

•

Annual Grant. On the date of each annual meeting of our stockholders, each non-employee director (other than any director receiving an Initial Grant on the date of such annual meeting) who is then serving as a non-employee director and who will continue as a non-employee director following the date of such annual meeting automatically will be granted an option to purchase 70,000 shares of Common Stock (the “Annual Grant”). The Annual Grant will vest in full on the earlier of: (i) the date of the next annual meeting of our stockholders or (ii) the first anniversary of the date of grant, subject to the non-employee director’s continuous service.

•

Exercise Price and Term of Options. The exercise price of all options granted under the 2018 Plan is equal to the fair market value of a share of our Common Stock as determined under the 2018 Plan. Options granted under the 2018 Plan have a term of ten years from the date of grant, unless terminated earlier.

•

Exercise Period Post-Termination. The options granted pursuant to the 2018 Plan remain exercisable until the earlier of the original expiration date of the option or 36 months following the optionee’s termination of service as our non-employee director.

As noted above, under the Directors Market Value Plan, to the extent permitted by the Director Compensation Policy, the cash compensation payable to a non-employee director who has properly formally elected to receive such cash compensation instead in the form of shares of Common Stock will be used to purchase shares of Common Stock from Geron under the Directors Market Value Plan on the date that such cash compensation is payable to the non-employee director under the Director Compensation Policy.

Effect of Certain Corporate and Termination Events

2018 Plan. As set forth in each option agreement under the 2018 Plan, the vesting for each Initial Grant and Annual Grant will accelerate in full in the event of a Change in Control of Geron (as defined in the 2018 Plan and described below under the sub-section entitled “Potential Payments Upon Termination or Change in Control”). In addition, in the event a non-employee director experiences a termination of service as a result of such director’s total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)) or death, the portion of each outstanding option held by such director that would have vested during the 36 months after the date of such director’s termination of service, will automatically vest.

Option Grants to Non-Employee Directors in 2018

The following table sets forth the following information with respect to non-employee directors (six persons) for the fiscal year ended December 31, 2018: (i) stock options granted under the 2018 Plan; and (ii) the grant date fair value of stock options granted.

Non-Employee Director	Grant Date(3)	Option Awards Granted During 2018 (#)	Grant Date Fair Value of Option Awards Granted During 2018 ($)(1)
Bradbury, Daniel (2)	5/15/18	70,000	164,395
Eastham, Karin	5/15/18	70,000	164,395
Huh, Hoyoung (4)	5/15/18	70,000	164,395
Lawlis, V. Bryan	5/15/18	70,000	164,395
Molineaux, Susan	5/15/18	70,000	164,395
Spiegel, Robert	5/15/18	70,000	164,395

(1)

Amounts represent the grant date fair value of each stock option granted in 2018 calculated in accordance with FASB ASC Topic 718. Refer to Note 7 of the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 regarding assumptions underlying the valuation of stock option awards and the calculation method.

(2)

In connection with his decision not to stand for re-election due to his new responsibilities as a chief executive officer for another public company, Mr. Bradbury will cease being a director and a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Company effective June 6, 2019, the date of the Annual Meeting.

(3)

Stock option vests on the earlier of: (i) the date of the next annual meeting or (ii) the first anniversary of the date of grant of such option, subject to the non-employee director’s continuous service to the Company.

(4)	Effective December 26, 2018, Dr. Huh resigned from the Board for personal reasons.

Option Exercises in 2018

For the fiscal year ending December 31, 2018, Dr. Spiegel exercised options to purchase 175,000 shares of Common Stock and realized a value of $473,950 upon exercise. No other non-employee directors exercised any options in 2018.

Outstanding Equity Awards at Fiscal Year-End for Non-Employee Directors

The following table sets forth stock options outstanding for each non-employee director as of December 31, 2018.

	Option Awards Outstanding as of December 31, 2018
Non-Employee Director	Exercisable (#)	Unexercisable (#)
Bradbury, Daniel (1)	275,000	70,000
Eastham, Karin	350,500	70,000
Huh, Hoyoung (2)	432,500	—
Lawlis, V. Bryan	310,000	70,000
Molineaux, Susan	275,000	70,000
Spiegel, Robert	135,000	70,000

(1)

In connection with his decision not to stand for re-election due to his new responsibilities as a chief executive officer for another public company, Mr. Bradbury will cease being a director and a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Company effective June 6, 2019, the date of the Annual Meeting.

(2)	Effective December 26, 2018, Dr. Huh resigned from the Board for personal reasons.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR

RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board has determined that it is in the Company’s best interests and in the best interests of our stockholders to amend our Restated Certificate of Incorporation to increase our authorized number of shares of Common Stock from 300,000,000 shares to 450,000,000 shares. On January 30, 2019, the Board adopted resolutions approving the proposed amendment to our Restated Certificate of Incorporation, in substantially the form of Appendix 1 hereto. At that time, the Board declared the proposed amendment and increase of the Common Stock to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed amendment and increase of the Common Stock for approval by our stockholders.

If stockholders approve this proposal, we expect to file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the total number of authorized shares of our Common Stock as soon as practicable following stockholder approval. In this regard, upon filing of the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, Section A of Article IV of the Restated Certificate of Incorporation would be amended as follows, with the proposed additions double-underlined and proposed deletions stricken through:

“(A) Class of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is ~~Three Hundred Three Million (303,000,000)~~Four Hundred Fifty-Three Million (453,000,000) shares. ~~Three Hundred Million (300,000,000)~~Four Hundred Fifty Million (450,000,000) shares shall be Common Stock, par value $0.001 per share, and Three Million (3,000,000) shares shall be Preferred Stock, par value $0.001 per share.”

Of the 300,000,000 shares of our Common Stock currently authorized, as of the close of business on April 8, 2019, there were 186,456,047 shares of Common Stock issued and outstanding, which does not include the following:

•	32,126,384 shares of our Common Stock were issuable upon the exercise of options outstanding, having a weighted-average exercise price of $2.46 per share;
•	537,893 shares of our Common Stock were issuable upon the exercise of an outstanding warrant with an exercise price of $3.98 per share; and
•

an aggregate of 12,890,010 shares of our Common Stock were reserved for future issuance under our 2014 Employee Stock Purchase Plan, the 2018 Plan, the Directors Market Value Plan, and 2018 Inducement Award Plan.

The proposed amendment to our Restated Certificate of Incorporation would increase the number of shares of Common Stock that we are authorized to issue from 300,000,000 shares of Common Stock to 450,000,000 shares of Common Stock, representing an increase of 150,000,000 shares of authorized Common Stock, with a corresponding increase in the total authorized capital stock, which includes Common Stock and Preferred Stock, from 303,000,000 shares to 453,000,000 shares.

Reasons for the Increase in Authorized Shares

To date, we have not derived any revenue from sales of any products. Our operations to date have been limited to organizing and staffing our company, acquiring, developing and securing our technology, undertaking non-clinical studies and early stage clinical trials of our sole product candidate, imetelstat, and past product candidates that we have subsequently discontinued, and engaging in research and development under collaboration agreements. Since our inception, we primarily have financed our operations through the sale of equity securities, interest income on our marketable securities and payments we received under our collaborative and licensing arrangements. We have no credit facility or committed sources of capital. Until we can generate sufficient product revenues, if ever, we expect to finance future cash needs through public or private equity or equity-linked offerings, debt financings or collaboration and licensing arrangements (which arrangements can also involve the possibility of an equity investment).

As of the date of this proxy statement, the Board has no definitive plans, arrangements or understandings to issue any of the additional shares of Common Stock that would be available as a result of the approval of this Proposal 2, other than pursuant to our various employee and director equity plans and pursuant to our At Market Issuance Sales Agreement, or the Sales Agreement, with B. Riley FBR, Inc. under which we may elect to issue and sell shares of our Common Stock having an aggregate offering price of up to approximately $62.8 million as of the date of this proxy statement. While as of the date of this proxy statement we have sufficient authorized shares of Common Stock to effect sales under the Sales Agreement and to issue shares under our various employee and director equity plans, our Board believes it would be appropriate to have the additional shares available to provide additional flexibility to promptly and appropriately use our Common Stock for business and financial purposes in the future as well as to have sufficient shares available to provide appropriate equity incentives for our employees and other eligible service providers. The additional shares of Common Stock, if approved, may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisors; establishing licensing arrangements with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes.

For example, we will require substantial additional capital in order to continue to conduct the research and development and clinical and regulatory activities necessary to bring imetelstat to market, and to establish sales and marketing capabilities. Before imetelstat may be marketed and sold in the United States and in other countries, we must successfully conduct extensive clinical development of imetelstat at a substantial cost and obtain the requisite regulatory approvals, and we do not expect imetelstat to be commercially available for many years, if at all. In any event, successful drug development and commercialization requires significant amounts of capital that we do not currently have. Accordingly, if the Board determines that raising additional capital through issuing the additional shares of Common Stock is desirable, we want to be able to act quickly if market conditions are favorable. Given the number of shares of our Common Stock currently available for issuance, the Company might not be able to raise future capital without first obtaining stockholder approval for an increase in the number of authorized shares of Common Stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may be necessary or desirable could eliminate the Company’s ability to opportunistically capitalize on market windows. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical personnel, and if this proposal is not approved by our stockholders, the lack of unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities that the Compensation Committee deems appropriate could adversely impact our ability to achieve these goals. In summary, if stockholders do not approve this proposal, we may not be able to access the capital markets; continue to conduct the research and development and clinical and regulatory activities necessary to bring imetelstat to market; enter into licensing arrangements; attract, retain and motivate employees, officers, directors, consultants and/or advisors; and pursue other business opportunities integral to our growth and success, all of which could severely harm our business and our prospects.

The Board believes that the proposed increase in authorized Common Stock will make sufficient shares available to provide the additional flexibility necessary to pursue our strategic objectives. Over the past several years, our authorized Common Stock has allowed us the flexibility to pursue a number of financing transactions that were key to enabling our support of the imetelstat program while at the same time enabling us to continue to provide the employee equity incentives that we deem necessary to attract and retain key employees. Unless stockholders approve this proposal, we may not have sufficient unissued and unreserved authorized shares of Common Stock to support the growth needed to continue the development of our sole product candidate, imetelstat, by engaging in similar transactions in the future, and to respond to compensatory needs by implementing new or revised equity compensation plans or arrangements, all of which could severely harm our business and our prospects.

Effects of the Increase in Authorized Shares

The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the current outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The additional shares of Common Stock authorized by the approval of this proposal could be issued by the Board without further vote of our stockholders except as may be required in particular cases by our Restated Certificate of Incorporation, applicable law, regulatory agencies or Nasdaq rules. Under our Restated Certificate of Incorporation, stockholders do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current stockholders do not have a prior right thereunder to purchase any new issue of Common Stock in order to maintain their proportionate ownership interests in the Company.

The increase in our authorized shares of Common Stock could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this proposal to approve the amendment of the Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), and the Board does not intend or view the proposed increase in the number of authorized shares of our Common Stock as an anti-takeover measure, stockholders should nevertheless be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.

Vote Required

The affirmative vote of the holders of a majority of outstanding shares of Common Stock will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal.

The Board of Directors Unanimously Recommends That

Stockholders Vote FOR Proposal 2

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is requesting stockholders to vote, on a non-binding advisory basis, to approve the compensation paid to Geron’s Named Executive Officers, as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of Geron’s Named Executive Officers.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our executive compensation philosophy, policies and practices described in this Proxy Statement. The overall compensation of our Named Executive Officers subject to the vote is disclosed in this Proxy Statement in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation Tables and Related Narrative Disclosure.”

The Compensation Committee continually reviews our executive compensation program to determine whether such program achieves our desired goals of aligning our executive compensation structure with the Company’s stockholders’ interests and current market practices. As discussed in detail in the section entitled “Compensation Discussion and Analysis” of this Proxy Statement, Geron’s executive compensation strategy and structure is designed to motivate our executive team to create long-term value for our stockholders through the achievement of strategic business objectives, while effectively managing the risks and challenges inherent in a clinical-stage biotechnology company. As the long-term success of Geron depends on the talents of our employees, the compensation structure plays a significant role in our ability to attract, retain and motivate the highest quality workforce in a competitive employment environment in the San Francisco Bay Area while also promoting a high-performance culture. The Compensation Committee believes the emphasis on pay for performance in Geron’s executive compensation program strongly aligns with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details about our executive compensation program, including information about the 2018 compensation of our Named Executive Officers.

Advisory Vote

We recommend stockholder approval of the 2018 compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, which disclosure includes the section entitled “Compensation Discussion and Analysis,” and the compensation tables and accompanying narrative disclosures within the section entitled “Executive Compensation Tables and Related Narrative Disclosure” of this Proxy Statement.

Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation paid to Geron’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2019 Annual Meeting of Stockholders.”

Approval of the above resolution requires the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

As this is an advisory vote, the outcome of the vote is non-binding on us with respect to future executive officer compensation decisions, including those related to our Named Executive Officers, or otherwise. However, the Board and the Compensation Committee will review the results of the vote and take them into account when considering future executive officer compensation policies and decisions.

Unless the Board modifies its policy on the frequency of future advisory votes on the compensation of our Named Executive Officers, the next advisory vote on the compensation of our Named Executive Officers will be held at next year’s annual meeting of stockholders.

The Board of Directors Unanimously Recommends

That Stockholders Vote FOR Proposal 3

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section presents and discusses executive compensation policies and practices and the compensation decisions relating to our “Named Executive Officers” (as defined below) for the 2018 fiscal year, and includes the following:

•	an executive summary of the business activities which influenced 2018 compensation decisions and important features of our executive compensation program;
•	philosophy, objectives and key elements of our executive compensation program;
•	process for setting executive compensation, including the role of the Compensation Committee, management and independent compensation consultant;
•	a detailed discussion and analysis of the Compensation Committee’s specific decisions about 2018 compensation for our Named Executive Officers; and
•	a description of other compensation considerations and practices.

The following executive officers are collectively referred to herein as our Named Executive Officers:

•	Dr. John A. Scarlett, President and Chief Executive Officer (also appointed Chairman of the Board as of December 27, 2018);
•	Ms. Olivia K. Bloom, Executive Vice President, Finance, Chief Financial Officer and Treasurer;
•	Ms. Melissa A. Kelly Behrs, Executive Vice President, Business Development and Portfolio & Alliance Management (appointed Executive Vice President and Chief Business Officer in January 2019);
•	Dr. Andrew J. Grethlein, Executive Vice President, Development and Technical Operations (appointed Executive Vice President and Chief Operating Officer in January 2019); and
•	Mr. Stephen N. Rosenfield, Executive Vice President, General Counsel and Corporate Secretary (appointed Executive Vice President, Chief Legal Officer and Corporate Secretary in January 2019).

Executive Summary

Business Highlights that Impacted 2018 Compensation Decisions

Executive compensation decisions for 2018 were highly influenced by retention challenges stemming from the significant uncertainty as to whether Janssen Biotech, Inc. (“Janssen”) would decide to continue to maintain its license rights under the collaboration and license agreement (the “Collaboration Agreement”), and continue the development of imetelstat, or discontinue the development of imetelstat and terminate the Collaboration Agreement. We refer to this decision as the continuation decision, and the timing of the continuation decision was triggered by the completion of the primary analysis of the Phase 2 trial in myelofibrosis, which occurred in the third quarter of 2018. Because either a positive or negative continuation decision by Janssen would have a substantial impact to our future operations and the potential long-term benefits that could be earned by our Named Executive Officers, we structured 2018 executive compensation with a particular focus on incentivizing our executives to position the Company well for either a positive or negative continuation decision by Janssen. Also, 2018 executive compensation was structured with the goal of retaining our current executive team, whose leadership was vital to maintaining continuity within the Company during the pendency of the continuation decision, and whose leadership remains vital as we transition the imetelstat program from Janssen, following their negative continuation decision and termination of the Collaboration Agreement, and prepare to advance imetelstat development on our own. In 2018, we faced additional executive retention challenges as the marketplace for qualified executive officers with broad experience in a small company environment continued to be highly competitive in the San Francisco Bay Area due in part to the robust growth in both the technology and biopharmaceutical industries as a result of numerous companies going public.

Our corporate goals for 2018 primarily focused on continuing a productive collaboration with Janssen to further the imetelstat program, and preparing clinical and commercial strategies to develop imetelstat on our own in the event of a negative continuation decision by Janssen. Also in 2018, our corporate goals focused on business development activities related to completing due diligence and conducting transaction negotiations for a  potential acquisition candidate. The Compensation Committee and independent members of the Board (the “Independent Board”), evaluated our achievements in 2018 and determined that we achieved only 70% of our 2018 corporate goals due to the negative continuation decision by Janssen. For details regarding our 2018 corporate goal achievements, see the sub-section entitled “Compensation Discussion and Analysis – 2018 Corporate Goal Achievement Factor.”

Important Features of Our Executive Compensation Program

The Compensation Committee has structured our executive compensation program to ensure that our Named Executive Officers are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable requirements of regulatory bodies. The following are important features of the design and operation of our executive compensation program in 2018:

•

Emphasis on Pay for Performance. A significant portion of our Named Executive Officers’ total compensation is variable, at risk and tied directly to performance measured and assessed annually by our Compensation Committee and Independent Board. The annual performance-based bonuses and long-term incentive awards represent at-risk elements of compensation and comprise approximately 73% of the total compensation of our Chief Executive Officer, Dr. Scarlett, as reported in the “Summary Compensation Table.” As in prior years, in 2018, Dr. Scarlett’s annual performance-based bonus was entirely contingent upon the Company’s percentage achievement of its corporate goals. The annual performance-based bonus for our other Named Executive Officers is also contingent upon the Company’s percentage achievement of its corporate goals, in addition to each executive officer’s level of achievement of his/her respective individual goals and demonstration of our corporate values. Our annual performance-based bonus plan does not entitle or guarantee any minimum bonuses to our Named Executive Officers, including our Chief Executive Officer, and none of our employment agreements with our Named Executive Officers, including our Chief Executive Officer, contain multi-year guarantees for salary increases, or non-performance based guaranteed bonuses or equity compensation.

•

Introduction of Performance-Vesting Equity Awards. In November 2018, we granted performance-vesting stock options to our Named Executive Officers that vest upon achievement of strategic regulatory milestones that are critical to the successful development of imetelstat. These milestones are 1) the achievement of acceptance for review by the United States Food and Drug Administration (the “FDA”) of a New Drug Application (an “NDA”) for the first imetelstat indication and 2) the achievement of regulatory approval by the FDA of an NDA for the first imetelstat indication. These stock option awards serve special retention and incentive purposes as a result of Janssen’s negative continuation decision, and complement the annual stock options we also granted to our Named Executive Officers in January 2018, which provide value only if the market price of our Common Stock increases, and then only if the executive officer continues in our employment.

•

Clawback Terms. Our executive officer employment agreements require that an executive officer forfeit his/her entire annual performance-based bonus if we determine that such executive officer has engaged in any misconduct intended to affect the payment of his/her annual performance-based bonus, or has otherwise engaged in any act or omission that would constitute cause for termination of his/her employment, as defined by his/her employment agreement.

•	No Tax Gross-Ups on Compensation. None of our Named Executive Officers receive tax-related gross-ups on any element of compensation.
•	No Defined Retirement Benefits. We do not offer any defined benefit pension plans or health benefits during retirement.
•

Limited Personal Benefits. Our Named Executive Officers are generally eligible for the same benefits as non-executive, salaried employees, and do not receive any personal benefits, other than limited reimbursements for housing costs and travel expenses for our Chief Executive Officer, Dr. Scarlett, for the commute from his principal residence in Texas to our headquarters in Menlo Park, California.

•

No Hedging or Pledging. Our Insider Trading Policy prohibits employees from engaging in speculative trading activities, including hedging or pledging company securities as collateral. Accordingly, our employees, including our Named Executive Officers, may not hedge the economic risk of, or pledge ownership of, our Common Stock.

•

Prohibition on Option Repricing. Our equity plans do not permit repricing underwater stock options without stockholder approval, and we have not repriced stock options, despite a substantial portion of our executive officer’s options being underwater.

•	Objective Compensation Program Oversight. Our executive compensation program is administered by the Compensation Committee which is comprised entirely of independent non-employee directors.
•

Independent Compensation Consultant Advice. The Compensation Committee engages, on an annual basis, an experienced, independent compensation consultant who reports directly to the Compensation Committee to advise on cash and equity executive compensation matters. In 2018, as in past years, the Compensation Committee engaged Radford, an Aon Hewitt Company, a subsidiary of Aon (“Radford”), to advise it on executive compensation.

•

Compensation Risk Management. The Compensation Committee annually reviews our executive compensation program to ensure that the program design avoids inappropriate risk taking by our Named Executive Officers.

Effect of Stockholder Advisory Vote on Executive Compensation

At our 2018 Annual Meeting of Stockholders, we sought an advisory vote from our stockholders regarding the compensation of our named executive officers. The 2018 “say-on-pay” proposal was approved, with approximately 80.9% of the votes cast supporting the proposal. The Compensation Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation packages provided to our Named Executive Officers. The Compensation Committee considered the outcome of the 2018 “say-on–pay” vote and did not make any changes to Geron’s executive compensation program for 2018 as a result of the vote, however the Compensation Committee continues to monitor and evaluate our compensation program going forward in light of our stockholders’ view and our evolving needs and business strategy.

Our Executive Compensation Program

Philosophy and Objectives

We believe that the leadership of our current executive team has been vital to maintaining continuity within the Company in 2018, due to the uncertainty arising from the pendency of the continuation decision by Janssen. Having such continuity amongst our executive team and the overall company is even more important in 2019 as we assume independent development of imetelstat and, if imetelstat is approved in the future by regulatory authorities in the United States, commercialize on our own. With the high demand in the marketplace for skilled biotechnology human resources in the San Francisco Bay Area, recruiting new executive officers with the institutional knowledge that is critical to efficiently and effectively resume imetelstat development, which our Named Executive Officers possess, would be difficult and inevitably delay future development and potential commercialization of the product candidate. In addition, our industry is highly scientific, clinical, regulated and dynamic, which requires an executive team that is exceptionally educated, dedicated and experienced. We also believe that the work of the Named Executive Officers toward accomplishment of our corporate goals is highly collaborative and team-oriented, requiring each Named Executive Officer to perform duties and responsibilities outside those of his or her job title, as such job titles are commonly understood in the industry. Given the highly collaborative teamwork of the Named Executive Officers and the benefit we believe is conveyed to the Company by retaining the team intact, the Compensation Committee has therefore determined that retention and internal pay equity among the executive team are key factors in compensation decisions. In light of these circumstances, we believe our executive compensation program serves to help attract, motivate and retain our Named Executive Officers to manage our business and create long-term stockholder value while recognizing the importance of linking rewards to performance and aligning the interests of stockholders and executive officers.

Our executive compensation program has the following general objectives:

•

to pay appropriate cash and equity compensation to executive officers for retention purposes during periods of significant uncertainty and where the volatility of our business results in highly variable compensation during any given period;

•

to attract and retain experienced executive officers by incentivizing them with competitive cash and non-cash compensation opportunities while allowing the Company to maintain a fiscally responsible position;

•	to foster a pay for performance philosophy by rewarding executive officers only upon successful achievement of individual and corporate goals; and
•

to align the interests of executive officers with stockholders by motivating executive officers to focus on effectively attaining key corporate strategic and financial objectives that will drive long-term stockholder value.

Components

The primary components of our executive compensation program consist of elements that are available to all employees, including base salary, annual performance-based bonuses, equity awards and broad-based benefits. To help retain and motivate our Named Executive Officers, we target total compensation that is competitive with the San Francisco Bay Area biotechnology employment market through the utilization of a mix of cash (base salaries and annual performance-based bonuses) and long-term incentives (equity awards). “Total compensation” referred to in this Compensation Discussion and Analysis consists of annual base salary, annual performance-based bonus and the grant date fair value of equity awards as reported in the sub-section entitled “Summary Compensation Table.”

Base Salary (Fixed Cash Compensation)

Base salaries provide financial stability and security through a fixed amount of cash for performing daily responsibilities. Generally, increases in base salary are made as a result of any one or more of the following: a) cost of living increases; b) comparisons to market data; c) changes in responsibilities or position; d) individual performance during the past year; e) individual criticality to our future plans; and f) internal pay equity amongst our Named Executive Officers. Increases in base salary typically are effective as of January 1st of each calendar year. For further discussion of the evaluation of individual Named Executive Officer base salaries, see the sub-section entitled “2018 Base Salaries.”

Annual Performance-Based Bonuses (At-Risk Cash Compensation)

Under our annual performance-based bonus plan, every employee, including each Named Executive Officer, has an established annual performance-based bonus target, which is equal to a percentage of the employee’s base salary. This percentage increases as levels of responsibility and title increase. None of our Named Executive Officers, including our Chief Executive Officer, are entitled to guaranteed or minimum bonuses under our annual performance-based bonus plan.

The actual earned annual performance-based bonus for each employee (except the Chief Executive Officer), if any, is predicated on the: (1) level of achievement of annual corporate goals as approved by our Independent Board (the “corporate goal achievement factor”), (2) level of achievement of individual goals (the “individual performance factor”) and (3) level of display of our corporate values (the “corporate values performance factor”). For more senior employees and our Named Executive Officers, the corporate goal achievement factor is weighted more heavily and thus has greater influence on the amount of an annual performance-based bonus that may be earned, as contributions from these individuals have a larger impact on corporate goal achievements. This practice is designed to create a direct link between executive compensation and achievement of strategic and financial objectives that will drive long-term stockholder value. Our Chief Executive Officer’s actual earned annual performance-based bonus is based entirely upon the corporate goal achievement factor.

Our corporate values are authenticity, accountability, excellence, integrity and respect. Our corporate goals generally relate to strategic and financial objectives in support of our overall mission to develop and commercialize innovative therapeutics for hematology-oncology. As such, our corporate goals historically cover research, development and clinical activities; business development efforts to broaden our product candidate pipeline; operational, hiring and retention objectives; managing expenses and budget-related initiatives; improvements in or attainment of working capital levels, including financing targets; and implementation or completion of enterprise-level projects or processes.

Calculation of annual performance-based bonuses for all employees, including our Named Executive Officers, generally occurs at the beginning of each calendar year based on performance of the prior year. Payment of annual performance-based bonuses typically occurs in the first quarter of the calendar year. For further discussion of the annual performance review process and calculation of individual Named Executive Officer annual performance-based bonuses, see the sub-section entitled “2018 Annual Performance-Based Bonuses.”

Long-Term Incentives (At-Risk Equity Compensation)

Long-term incentives (equity awards) are designed to align executive officers’ interests with stockholder interests; promote retention through the reward of long-term Company performance; and encourage employee ownership in Geron. We primarily use stock option grants that are subject to monthly time-based vesting over four years under our 2018 Plan as equity awards. The Compensation Committee believes that the use of stock option grants:

•

strongly aligns the interests of our executive officers with those of our stockholders by placing a considerable proportion of our executive officers’ total compensation “at risk” because it is contingent on the appreciation in value of our Common Stock;

•	supports our pay for performance philosophy by tying the value of their equity compensation to the achievement of specific and objective corporate goals that maximize long-term stockholder value;

•

keeps the executive officers’ total compensation opportunity competitive in comparison to market data, as equity awards are considered standard incentives in the San Francisco Bay Area biotechnology market; and

•	encourages our executive officers to remain in the long-term employ of our Company.

While we have not adopted formal stock ownership or holding guidelines, our Named Executive Officers generally have held a substantial portion of the equity awards they have received, even long after the awards have vested, which helps to maintain the alignment between the interests of our Named Executive Officers and those of our stockholders over the longer term. For further discussion of the equity awards granted in 2018, see the sub-section entitled “2018 Equity Awards.”

Broad-Based Benefits

Geron offers a comprehensive array of benefits to its employees, including our Named Executive Officers. These include:

•	comprehensive medical, dental, vision coverage and life insurance;
•	a “cafeteria” plan administered pursuant to Section 125 of the Code, which includes Geron’s medical and dental insurance, medical reimbursement, and dependent care reimbursement plans;
•

a 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code (in 2018, we provided a fully vested employer matching contribution in cash equal to 50% of each employee’s annual contributions); and

•	an Employee Stock Purchase Plan, which is implemented and administered pursuant to Section 423 of the Code.

Executive officers pay for 30% of their health premium cost, which is deducted from their gross salary. Other employees pay either 16% or 25% of their health premium cost. We do not offer any defined benefit pension plans or health benefits during retirement.

Process for Setting Executive Compensation

Role of the Compensation Committee

Appointed by our Board, Compensation Committee members are independent of management and meet the Nasdaq listing standards for independence. The Compensation Committee acts on behalf of the Board to oversee the compensation policies and practices applicable to all our employees, including the administration of our equity plans and employee benefit plans. Typically, the Compensation Committee meets at least once quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, Executive Director of Human Resources, Chief Legal Officer and the independent compensation consultant, Radford. The Compensation Committee also meets in executive session without the presence of any employees. Historically, the Compensation Committee makes decisions related to executive compensation after conducting multiple meetings during the fourth quarter of the calendar year and the first quarter of the ensuing year.

Role of Independent Compensation Consultant

The Compensation Committee actively reviews and assesses our executive compensation program in light of the highly competitive employment environment in the San Francisco Bay Area, the challenges of recruiting, motivating and retaining our Named Executive Officers in an industry such as ours, which has much longer business cycles than other commercial industries, and evolving compensation governance and best practices. To assist with this assessment, the Compensation Committee has the authority to retain special counsel and other experts, including compensation consultants, to support their responsibilities in determining executive officer compensation and related benefits. Since December 2011, the Compensation Committee has retained Radford as its independent compensation consultant due to its extensive analytical and compensation expertise in the biotechnology and pharmaceutical industry. Although the Company pays the costs of Radford’s services, the Compensation Committee has the sole authority to engage and terminate Radford’s services, as well as to approve their compensation. Radford makes recommendations to the Compensation Committee, but it has no authority to make compensation decisions on behalf of the Compensation Committee or the Company. The Compensation Committee, at its discretion, may communicate and meet with Radford with no Geron employees present.

In January 2018, the Compensation Committee reviewed information from Radford about potential conflicts of interest and analyzed whether the work of Radford as a compensation consultant raised any conflict of interest, taking into consideration the following six factors:

(i)	the provision of other services to Geron by Radford or any other Aon Hewitt Company or its affiliates (collectively, the Radford Affiliates);
(ii)	the amount of fees Geron paid to Radford or any Radford Affiliates as a percentage of the firm’s total revenue;
(iii)	Radford’s policies and procedures that are designed to prevent conflicts of interest;
(iv)	any business or personal relationship of Radford, any Radford Affiliates or the individual compensation advisors employed by Radford with an executive officer of the Company;
(v)	any business or personal relationship of the individual compensation advisors employed by Radford with any member of the Compensation Committee; and
(vi)	any Geron Common Stock owned by the individual compensation advisors employed by Radford.

Based on these factors, the Compensation Committee determined that there were no conflicts of interest with respect to the provision of services by Radford to the Compensation Committee. In 2018, fees paid to Radford for their services as a compensation consultant to the Compensation Committee amounted to less than 1.0% of Radford’s total revenue for the same period and were less than $120,000. In January 2019, the Compensation Committee performed a similar analysis of Radford’s independence, and determined that there were no conflicts of interest with respect to the provision of services by Radford to the Compensation Committee.

For 2018, Radford provided the following services to the Compensation Committee:

•	reviewed emerging trends and topics regarding executive and non-employee director compensation;
•	recommended the composition of companies for a defined peer group to reference in determining executive and non-employee director compensation;
•	provided compensation data and practices related to executive officers and non-employee directors for the defined peer group based on data from SEC filings and Radford’s Life Sciences Survey;
•	conducted a competitive review of the compensation of our Named Executive Officers and non-employee directors, including advising on the design and structure of our equity awards;
•	prepared an analysis of share usage under our equity incentive plan in comparison to the defined peer group based on data from SEC filings; and
•

provided potential designs for a retention program based on performance for executive officers, after the Company assumed development of imetelstat on its own following the negative continuation decision from Janssen.

Role of Management

To aid the Compensation Committee in its responsibilities, during the first quarter of each year, the Chief Executive Officer, with assistance from the Chief Legal Officer and Executive Director of Human Resources, provides the Compensation Committee with recommendations relating to the level of achievement of our corporate goals. In addition, the Chief Executive Officer presents to the Compensation Committee written assessments of the performance and achievements, including support of our corporate values, for each of the Named Executive Officers (other than himself) for the prior year and recommends the individual performance factor and the corporate values performance factor for each executive officer (other than himself). The Compensation Committee gives considerable weight to the Chief Executive Officer’s performance evaluations of the other Named Executive Officers, since he has direct knowledge of the criticality of their work, performance and contributions. The Compensation Committee does not consult with any other executive officer with regard to its decisions. The Compensation Committee reviews the individual performance factor and the corporate values performance factor for each of the Named Executive Officers (other than the Chief Executive Officer) and adjusts the factors as necessary prior to approval. The Chief Executive Officer does not participate in the Compensation Committee’s or Board’s deliberations or decisions with regard to his own compensation, which is approved by the Independent Board.

Use of Market Data and Peer Group Analysis

When considering executive compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly held companies in the life sciences industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each Named Executive Officer’s specific expertise and experience.

In November 2017, based on the recommendation of Radford, the Compensation Committee determined that a defined peer group was appropriate to reference in connection with making 2018 executive officer compensation decisions. With the assistance of Radford, the Compensation Committee considered several factors in determining the companies to be included in the defined peer group for 2018 executive compensation decisions, including stage of development, market capitalization, number of employees, public status and length of time being public, primary location of operations and level of research and development expenditures and revenue. The following companies were identified by the Compensation Committee as the defined peer group for 2018 executive compensation decisions:

Achillion Pharmaceuticals, Inc.	Cytokinetics, Incorporated	Sangamo Therapeutics, Inc.
Advaxis, Inc.	Idera Pharmaceuticals, Inc.	Stemline Therapeutics, Inc.
Atara Biotherapeutics	Iovance Biotherapeutics, Inc.	Syndax Pharmaceuticals, Inc.
BioTime, Inc.	La Jolla Pharmaceutical Company	TG Therapeutics, Inc.
Celldex Therapeutics, Inc.	MediciNova, Inc.	ZIOPHARM Oncology, Inc.
ChemoCentryx, Inc.	NewLink Genetics Corporation
Curis, Inc.	Rigel Pharmaceuticals, Inc.

As of January 2018, the average of the 30-day average market capitalization of these peer group companies was $464.3 million. These peer group companies had an average number of 82 full-time employees based on their most recent annual reports, compared to our 30-day average market capitalization of $303.2 million and 15 full-time employees. The market data supplied by Radford for the defined peer group provides information on the total compensation paid to executive officers in comparable positions and responsibilities. In 2018, as in prior years, the Compensation Committee believes referencing Radford’s market data, along with other factors, is important to understand when setting total compensation for our Named Executive Officers because competition for executive management is intense in our industry and in our geographic area, and continued leadership from our Named Executive Officers is critical to our success. However, while referencing the peer group compensation levels is helpful in determining market-competitive compensation for our Named Executive Officers, it is only one component in determining executive officer compensation, and the Compensation Committee has discretion in determining the nature and extent of its use.

Setting Base Salaries

The Compensation Committee (or the Independent Board with respect to the Chief Executive Officer, upon recommendation from the Compensation Committee), in consultation with Radford, sets base salaries for our Named Executive Officers when they join our Company or upon promotion. In addition, at the beginning of each calendar year, the Compensation Committee, in consultation with Radford, reviews and determines base salaries for our Named Executive Officers (or the Independent Board with respect to our Chief Executive Officer, upon recommendation from the Compensation Committee). The Compensation Committee (or the Independent Board with respect to our Chief Executive Officer, upon recommendation from the Compensation Committee) considers various factors in determining whether any base salary adjustments are necessary. These factors typically include an evaluation of each executive officer’s position and specific responsibilities, individual performance, level of experience and criticality to our future plans, achievement of corporate and strategic goals, an analysis of compensation among other executive officers to maintain internal pay equity, and a review of competitive salary information, total compensation market data, and cost of living increases in the San Francisco Bay Area. The Compensation Committee does not apply any specific formulas in determining increases in base salaries for our Named Executive Officers.

Assessing Annual Corporate Performance

At the beginning of each calendar year, the Chief Executive Officer develops, with input from our Named Executive Officers, our corporate goals with recommended weightings for each goal. The weighting for each corporate goal depends on its importance and business value for Geron and our stockholders. The Chief Executive Officer submits the corporate goals and recommended weightings to the Compensation Committee and the Independent Board for their review and approval. The Compensation Committee and Independent Board review the corporate goals and weightings and modify them as necessary prior to approval.

During the first quarter of the year, as part of the annual year-end performance review process, the Compensation Committee evaluates our achievement of the corporate goals for the preceding year. To aid the Compensation Committee in its responsibilities, the Chief Executive Officer, with assistance from the Chief Legal Officer and Executive Director of Human Resources, provides the Compensation Committee with recommendations relating to the achievement of our annual corporate goals, known as the corporate goal achievement factor. The Compensation Committee does not use a rigid formula to determine the corporate goal achievement factor, and to date, has not established a minimum threshold or maximum value that may be potentially realized for the corporate goal achievement factor. The corporate goal achievement factor generally ranges from 0 to 1.0. The Compensation Committee evaluates the corporate goal achievement factor, and recommends the corporate goal achievement factor to the Independent Board, which has the final approval. To evaluate the corporate goal achievement factor, the Compensation Committee and Independent Board consider the following:

•	the degree of success in achieving each corporate goal;
•	the degree of difficulty in achieving the corporate goal;
•	whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results;
•	other conditions that may have made the stated goal more or less important to our success; and
•	any other significant company accomplishments not included in the formal goals, but nonetheless deemed important to our near- and long-term success.

The Compensation Committee recommends the corporate goal achievement factor to the Independent Board, which considers the recommendation of the Compensation Committee and may accept or modify such recommendation before approval. The Independent Board has the discretion to approve a corporate goal achievement factor above 1.0 in extraordinary circumstances where it determines such an increase is warranted.

Determining Equity Grants

The Compensation Committee (or the Independent Board with respect to our Chief Executive Officer, upon recommendation from the Compensation Committee), in consultation with Radford, determines the size of any stock option grant according to each executive officer’s position. To do so, the Compensation Committee considers numerous factors and has the discretion to give relative weight to each of these factors as it sets the size of the stock option grant to appropriately create an opportunity for reward based on increasing stockholder value. There is no set formula for the granting of stock options or other equity awards to employees, including our Named Executive Officers. For further discussion of the process in determining stock option grants to our Named Executive Officers in 2018, see the sub-section entitled “2018 Equity Awards.”

Equity Grant Practices

Our general policy is to grant stock options and other equity awards on fixed dates determined in advance. All required approvals are obtained in advance of or on the actual grant date. The exercise price of all stock option grants, including to executive officers, is equal to the closing price of Geron Common Stock as reported by the Nasdaq Global Select Market on the date of grant. Geron’s standard vesting schedule for the first stock option grant awarded to newly hired employees, including executive officers, provides that 12.5% of the shares granted will vest six months after the vesting commencement date of the grant, and the remaining shares will vest in equal monthly installments over the following 42 months, so that vesting is complete four years from the date of grant, provided the employee continues to provide services to the Company during that time. Additional option grants made after an employee, including an executive officer, has provided services to the Company for more than six months generally vest monthly from the date of grant over four years.

The Compensation Committee (or the Independent Board with respect to our Chief Executive Officer, upon recommendation from the Compensation Committee) grants equity awards to newly hired and existing executive officers. Other than stock option grants to new hires or special awards for retention or other purposes, stock option grants to all employees, including executive officers, are generally approved once a year (typically near the beginning of the year). If an executive officer is promoted, an equity award grant will normally be made at the time of such promotion, or, in rare circumstances, for recognition of outstanding performance.

We recognize that a release of information in close proximity to an equity award grant may appear to be an effort to time the announcement to a grantee’s benefit (even if no such benefit was intended). Accordingly, we have a general practice whereby if the Compensation Committee (or the Independent Board, in the case of the Chief Executive Officer) approves annual equity awards to our executive officers (and other employees) when our trading window is closed, then such annual equity awards will be granted on the second trading day following our trading window re-opening. This practice is intended to allow the market to absorb the undisclosed financial and other information that resulted in the closure of the trading window, so the market price of our Common Stock reflects our then-current results and prospects at the time the annual equity award is granted and the exercise price is set. As a result, the timing of annual equity awards to our continuing executive officers is not coordinated in a manner that intentionally benefits our executive officers.

Allocating Amongst Compensation Components

The Compensation Committee does not have any formal policies for allocating total compensation among the various components of the executive compensation program. Instead, the Compensation Committee uses its judgment, in consultation with Radford, to establish a mix of current, short-term and long-term incentive compensation, and cash and equity compensation for each Named Executive Officer. In setting the annual level of total compensation for our Named Executive Officers, the Compensation Committee considers various factors, which typically include:

•	defined peer group market data provided by Radford;
•	corporate performance, including current business challenges;
•	our level of achievement of our corporate goals;
•	internal pay equity among Named Executive Officers;
•	each executive officer’s individual performance;
•	the criticality of each executive officer’s skill set, and the need to retain such skills;
•	executive officer stock ownership information;
•	analyses of historical executive officer compensation levels and current company-wide compensation levels; and
•	trends for executive compensation for our industry.

Each of these factors is considered in the context of our overall pay philosophy and balanced against Geron’s financial resources and ability to award cash and equity incentives.

Compensation Decisions in 2018

2018 Base Salaries

The Compensation Committee believes base salaries should be consistent with the base salaries provided by companies in our defined peer group. In January 2018, the Compensation Committee performed its annual analysis of base salaries for all of our Named Executive Officers using the defined peer group market data provided by Radford. The market data analysis showed that at the end of 2017, the base salary of four of our Named Executive Officers was at or above the 75th percentile of the defined peer group market data provided by Radford, and the base salary of Ms. Bloom was at the 50th percentile of the defined peer group market data provided by Radford. The Compensation Committee concluded, with respect to each Named Executive Officer whose base salary was at or above the 75th percentile of the defined peer group market data provided by Radford, that such base salary appropriately reflected the broad responsibilities of each Named Executive Officer and the level of difficulty required to achieve the individual and corporate goals for 2018. In addition to the market data analysis, the Compensation Committee considered a number of other factors, including:

•	the individual performance of each Named Executive Officer in 2017;
•	internal pay equity among the Named Executive Officers;
•	tenure, experience, skills and responsibilities of each Named Executive Officer;
•	managerial leadership exhibited by each Named Executive Officer;
•	expected cost of living increases in the San Francisco Bay Area;
•	overall Company performance; and
•	the anticipated level of difficulty in replacing an executive officer with someone of comparable experience and skill, especially given significant uncertainty relating to our future operations.

Given the collaborative team-oriented effort and broad job responsibilities of our Named Executive Officers, and therefore, the desire for internal pay equity among the executive team, and based on guidance provided by Radford as to an appropriate cost of living adjustment, the Compensation Committee and, with respect to Dr. Scarlett, the Independent Board, approved a cost of living base salary adjustment up to 4.0% for four of our Named Executive Officers for 2018. The Compensation Committee adjusted the base salary of Ms. Bloom by 8.5% to be in line with the 75th percentile of the defined peer group market data provided by Radford, as her pay lagged market data more than the other Named Executive Officers. In reaching this decision, the Compensation Committee considered the breadth of Ms. Bloom’s responsibilities, the thorough manner in which all of those responsibilities are fulfilled by Ms. Bloom, the desire to maintain internal pay equity among the other Named Executive Officers and the local market competitiveness for public company finance executives.

The following 2018 base salaries for our Named Executive Officers were effective as of January 1, 2018.

Named Executive Officer	2017 Base Salary		Salary Increase (%)	2018 Base Salary
John A. Scarlett, M.D.	$644,000		3.6%	$667,000
Olivia K. Bloom	$410,000		8.5%	$445,000
Melissa A. Kelly Behrs	$386,500		3.5%	$400,000
Andrew J. Grethlein, Ph.D.	$416,200		3.3%	$430,000
Stephen N. Rosenfield, J.D.	$428,300	(1)	3.9%	$445,000	(1)

(1)	We employ Mr. Rosenfield at 80% full-time equivalent. Thus, the actual base salary paid to Mr. Rosenfield is 80% of the amounts presented in the table.

2018 Annual Performance-Based Bonuses

Named Executive Officers’ 2018 annual performance-based bonus targets, as a percentage of base salary, as shown in the table below, remained at the same historical levels that we have applied since 2010. The defined peer group market data provided by Radford showed that the annual performance-based bonus targets for each of our Named Executive Officers in 2018 were at or above the 75th percentile of the defined peer group data provided by Radford. The Compensation Committee determined that these annual performance-based targets were appropriate for 2018 in light of the functions for which our Named Executive Officers were accountable to ensure achievement of our 2018 corporate goals, and strengthened our ability to retain our Named Executive Officers in a competitive job market.

The table below summarizes the annual performance-based bonus targets as a percentage of annual salary for each of our Named Executive Officers for 2018.

Named Executive Officer	Annual Incentive Bonus Target as a % of Salary
John A. Scarlett, M.D.	60%
Olivia K. Bloom	45%
Melissa A. Kelly Behrs	45%
Andrew J. Grethlein, Ph.D.	45%
Stephen N. Rosenfield, J.D.	45%

In keeping with of our pay for performance philosophy, the amount of an annual performance-based bonus that can be earned by each Named Executive Officer is variable and at risk due to its dependency on the performance of the individual and the overall Company. Consistent with prior years, for 2018, other than Dr. Scarlett, each Named Executive Officer’s annual performance-based bonus was contingent on the following: 50% upon the level of achievement of our corporate goals, 30% upon the level of achievement of individual goals, and 20% upon individual support and manifestation of our corporate values. Dr. Scarlett’s annual performance-based bonus was 100% contingent upon the level of achievement of our corporate goals.

2018 Corporate Goal Achievement Factor

The table below summarizes the corporate goals approved by the Independent Board for 2018, including assigned weightings, and the Compensation Committee’s and Independent Board’s assessment of the level of achievement of those goals for 2018. The corporate goals for 2018 primarily focused on continuing a productive collaboration with Janssen to further the imetelstat program, and preparing clinical and commercial strategies to develop imetelstat on our own in the event of a potential negative continuation decision by Janssen. Also in 2018, our corporate goals focused on business development activities related to completing due diligence and transaction negotiations for a potential acquisition candidate. Based on the achievements noted below and given the negative continuation decision by Janssen and termination of the Collaboration Agreement, the Independent Board deemed these corporate goals to be 70% achieved in 2018.

2018 Corporate Goals	Weighting (A)	Highlights of Company Performance	Percent Achieved (B)	Total (A x B)
1) Achieve continued development of imetelstat by Janssen	30%	• Janssen provided a negative continuation decision and terminated the Collaboration Agreement effective September 28, 2018 as the result of a strategic portfolio evaluation and prioritization of assets within their portfolio.	0%	0%
2) Actively engage Janssen in program oversight and joint decision making	10%

In 2018, our collaborative activities with Janssen for the imetelstat program encompassed the following:

•     Active participation in numerous steering committee and working group meetings monitoring all aspects of the imetelstat development program, including clinical operations, regulatory interactions, manufacturing activities, preclinical research, medical affairs, commercial planning, external communications, intellectual property protection and financial reporting.

•     Review of information from the primary analysis for the Phase 2 clinical trial in myelofibrosis (IMbark) and the data snapshot for the Phase 2 portion of the clinical trial in lower risk MDS (IMerge).

•     Review of regulatory filings made by Janssen related to imetelstat.

•     Review and approval of publication requests from Janssen and other authors, including the oral presentation of IMerge Phase 2 data at the European Hematology Association annual meeting in June 2018.

•     Management of ongoing intellectual property protection for imetelstat.

			100%	10%

2018 Corporate Goals	Weighting (A)	Highlights of Company Performance	Percent Achieved (B)	Total (A x B)
3) Complete U.S. quantitative market research with revenue forecast for imetelstat in lower risk MDS.	5%

•     We engaged a nationally-recognized market research company to conduct an independent opportunity assessment for imetelstat in lower risk MDS.

•     We participated in the development of surveys to quantify and project the potential usage of imetelstat by hematologist oncologists in the U.S., Canada and Europe (quantitative surveys).

•     We reviewed data gathered from quantitative surveys to develop appropriate assumptions in forecasting potential revenue for imetelstat in lower risk MDS.

•     We summarized the feedback from the quantitative surveys and the calculation of forecasted revenues for presentation to the Board.

			100%	5%
4) Establish program transition plan in the event of a potential negative continuation decision.	15%	• We engaged a global clinical research organization (CRO) and multiple consultants to establish a multi-disciplinary team alongside internal personnel to develop clinical plans for imetelstat in lower risk MDS, including approaches to efficiently and effectively undertake oversight of global clinical operations, regulatory affairs, manufacturing, pharmacovigilance, biostatistics and quality systems in the event of a potential negative continuation decision from Janssen. • We presented our proposed plans to the Board.	100%	15%
5) Develop commercial and/or partnering strategy for imetelstat in lower risk MDS.	10%

•     We analyzed the operational and financial implications of multiple commercial and/or partnering strategies for imetelstat in the event of a potential negative continuation decision from Janssen.

•     We also analyzed the preferred timing for engaging in potential partnering discussions to maximize imetelstat’s value in possible deal terms.

•     We identified minimum criteria for potential commercialization partners.

•     We proposed a commercial and partnering strategy to the Board whereby we would seek to establish internal capability and infrastructure to commercialize imetelstat in the United States and seek a partner for ex-U.S. commercialization rights.

•     We also presented to the Board our potential corporate development activities in 2019 to support our proposed strategy in the event of a potential negative continuation decision from Janssen.

			100%	10%

2018 Corporate Goals	Weighting (A)	Highlights of Company Performance	Percent Achieved (B)	Total (A x B)
6) Complete due diligence and transaction negotiations with potential acquisition candidate.	10%	• At the end of 2017, we had identified a potential company to acquire to expand our pipeline. • In 2018, we conducted in-depth scientific, clinical, financial, legal and intellectual property due diligence, as well as advanced negotiations of potential terms for an acquisition by Geron. • The length of time to complete the acquisition and the proximity of the Janssen decision did not support moving forward with the acquisition in 2018 and further negotiations and due diligence ceased. • We presented our proposal to stop further negotiations and due diligence to the Board.	100%	10%
7) Manage expenditures to Board-approved budget.	5%	• We controlled expenses to be in line with established budget, maintaining sufficient cash resources to support business development activities, contingency planning efforts and collaborative development of imetelstat.	100%	5%
8) Complete financial and strategic assessment of imetelstat program under different Janssen scenarios.	15%	• We assessed various indications to be potentially developed for imetelstat. Such assessments quantified projected development costs and revenues, as well as timing of potential approval in an indication and the required financings to support such development. • These assessments also evaluated the impact of potential market competition and the costs and benefits of investing further in imetelstat versus finding new product candidates. • We presented our findings and conclusions to the Board.	100%	15%
Total	100%			70%

2018 Individual Performance and Corporate Values Performance Factors

As discussed in further detail below, each Named Executive Officer’s 2018 individual performance factor was assessed not only in light of personal performance in accomplishing individual, team, departmental and functional goals and objectives, but also the overall performance of the functional areas for which the executive officer has responsibility, the manner in which the executive officer contributes to the overall success of the Company, including areas outside of his or her responsibility, and the overall management of the executive officer’s staff. Each Named Executive Officer’s individual corporate values performance factor was based on actions during 2018 demonstrating his or her full support and manifestation of our corporate values. Using the evaluations conducted by the Chief Executive Officer, the Compensation Committee determined the actual individual performance factor for each of our Named Executive Officers (other than the Chief Executive Officer) for 2018 to be either 1.25 or 1.30 and the actual corporate values performance factor to be 1.0.

2018 Individual Achievements

Consistent with prior years, Dr. Scarlett’s 2018 annual performance-based bonus was structured to be 100% contingent on the level of corporate goal achievement. Accordingly, with the Independent Board approval of the corporate goal achievement factor of 70% and Dr. Scarlett’s direct responsibility and contributions for the achievement of such goals, the Compensation Committee recommended, and the Independent Board approved that Dr. Scarlett should receive 70% of his 2018 target annual performance-based bonus.

Ms. Bloom was awarded an individual performance factor of 1.25 and a corporate values performance factor of 1.0 based on the achievements and contributions made by Ms. Bloom during 2018, including in particular:

•

supervised and controlled the Accounting/Finance function to ensure compliance with SEC, Nasdaq and PCAOB requirements, including maintenance of internal control over financial reporting, as well as directing the development of new systems in the event imetelstat development resumed wholly at Geron following a negative continuation decision from Janssen;

•

effectively reviewed and negotiated company expenses to remain within the budgeted spending level for 2018, including calculating projections of increases in spending upon a potential negative continuation decision from Janssen;

•

facilitated capital raising efforts by directing new shelf registration statement filing and negotiation of new At-Market (ATM) financing facility with reduced transaction fees; managed usage of ATM to raise additional capital in support of either a position or negative continuation decision from Janssen;

•

directed and managed the Investor Relations function during internal turnover despite uncertainty surrounding Janssen decision-making and identified alternate resource to handle retail investor inquiries;

•

supported business development efforts by performing financial and corporate governance due diligence on potential acquisition candidate and initiated building potential infrastructure to manage financial compliance and reporting on a timely basis post-acquisition; and

•

guided the communications working group with Janssen to develop and implement a communications plan upon a decision by Janssen that aligned public disclosure timelines and messaging amongst various stakeholders.

Ms. Behrs was awarded an individual performance factor of 1.3 and a corporate values performance factor of 1.0 based on the achievements and contributions made by Ms. Behrs during 2018, including in particular:

•

played key leadership role as a member of the imetelstat governance committees with Janssen, fostering a close, collaborative and high-quality alliance with Janssen, which continues today through numerous working groups to manage the imetelstat program transition;

•

led the efforts for conducting an independent quantitative market research study of imetelstat in lower risk MDS, including developing quantitative surveys; assessing feedback from those surveys; and evaluating and pressure-testing assumptions in revenue forecasts;

•	led the business development efforts in the negotiation and preparation of a definitive agreement for a potential transaction with an acquisition candidate;
•	developed potential commercial and partnering strategies for imetelstat in the event of negative continuation decision from Janssen, and
•

provided significant contributions to the business and financial analyses of imetelstat’s value under either positive or negative continuation decision scenarios in order to support sound strategic decision making.

Dr. Grethlein was awarded an individual performance factor of 1.3 and a corporate values performance factor of 1.0 based on the achievements and contributions made by Dr. Grethlein during 2018, including in particular:

•

led the selection of a CRO and multiple consultants to form a multi-disciplinary team to develop clinical development plans for imetelstat in lower risk MDS in the event of a potential negative continuation decision from Janssen; such plans included feasible approaches to efficiently and effectively undertake oversight of global clinical operations, regulatory affairs, manufacturing, pharmacovigilance, biostatistics and quality systems;

•

played a key leadership role as a member of the imetelstat governance committees with Jansen in connection with clinical assessment of information from the primary analysis of IMbark and the data snapshot from the Phase 2 portion of IMerge;

•

led the technical due diligence efforts of an acquisition candidate through engagement of target company’s scientific team and directed technical experts to evaluate prospective clinical applications for each of the lead programs and technology platform and the possible competitive landscapes; and

•

served as central technical and operational lead for program transition activities, including managing our external team comprised of our CRO and consultants and directing three-way interactions amongst Janssen, Geron and our external team.

Mr. Rosenfield was awarded an individual performance factor of 1.25 and a corporate values performance factor of 1.0 based on the following achievements and contributions made by Mr. Rosenfield during 2018, including in particular:

•

served as a strategic business advisor to management and the Board by providing critical legal and business expertise in evaluating viability of acquisition candidate and possible business plans for imetelstat under positive or negative continuation decision scenarios;

•

led and managed corporate governance compliance through administration of meetings of the Board and the Compensation Committee and Nominating and Corporate Governance Committee, including drafting of minutes and agendas and overseeing Board and committee self-evaluations;

•

performed comprehensive and timely review of all public disclosure documents, including SEC filings, press releases, investor and business development presentations and conference call scripts, for completeness, accuracy and comprehension;

•

supervised the Human Resources function, including review and analysis of compensation elements for employees and non-employee directors to ensure competitiveness in the biotechnology industry for the San Francisco Bay Area marketplace and development of an employee retention program following the negative continuation decision from Janssen; and

•

supervised the Legal function, including overseeing imetelstat intellectual property protection under the Janssen collaboration, and managing the drafting of a definitive agreement for a potential transaction with an acquisition candidate.

Following are the annual performance-based bonus targets and weighting percentages for each of the factors used to calculate the 2018 annual performance-based bonus for each of our Named Executive Officers as well as the 2018 actual bonus percentage awarded.

	(A)	(B)	(C)	(D)	(E)	(F)	(G)	= (A*B*C)
Named Executive Officer	Annual Incentive Bonus Target as a % of Salary	Corporate Goal Achievement Weighting	2018 Corporate Goal Achievement Factor	Individual Performance Weighting	2018 Individual Performance Factor	Corporate Values Weighting	2018 Corporate Values Performance Factor	+ (A*D*E) + (A*F*G) Annual Incentive Bonus Awarded as a % of Salary
John A. Scarlett, M.D.	60%	100%	0.7	N/A	N/A	N/A	N/A	42.0%
Olivia K. Bloom	45%	50%	0.7	30%	1.25	20%	1.0	41.6%
Melissa A. Kelly Behrs	45%	50%	0.7	30%	1.30	20%	1.0	42.3%
Andrew J. Grethlein, Ph.D.	45%	50%	0.7	30%	1.30	20%	1.0	42.3%
Stephen N. Rosenfield, J.D.	45%	50%	0.7	30%	1.25	20%	1.0	41.6%

2018 Equity Awards

Annual Option Grant

Consistent with the objectives of our executive compensation program to link pay with performance, align the interests of stockholders and employees, and encourage employee ownership in Geron, in January 2018, the Compensation Committee (or the Independent Board with respect to our Chief Executive Officer) approved stock option grants to our Named Executive Officers. In determining the appropriate size and value of stock option grants in January 2018 for our Named Executive Officers, the Compensation Committee (or the Independent Board with respect to our Chief Executive Officer) considered the following for each Named Executive Officer:

•	overall corporate performance in the prior year;
•	a Named Executive Officer’s recent performance history and his or her potential for future responsibility;
•	internal pay equity among the Named Executive Officers;
•	criticality of the individual to the long-term success of the Company;
•	equity awards previously granted to the individual;
•	the amount of actual versus theoretical equity value per year that has been derived to date by the individual;
•	the current actual value of unvested equity grants for each individual;
•	the percentage of stock option grants with exercise prices greater than Geron’s current stock price; and
•	the number of stock option grants that have expired unexercised as a result of market conditions.

In addition to the above factors, the Compensation Committee (or the Independent Board with respect to our Chief Executive Officer) generally referenced the defined peer group market data provided by Radford and determined that in 2018 referencing the 50th to 75th percentile of the defined peer group market data provided by Radford for total compensation (consisting of annual base salary, annual performance-based bonus and the grant date fair value of equity awards) was appropriate for determining the level of stock option grants for our Named Executive Officers. Also, the Compensation Committee chose a broad-based approach in determining the level of stock option grants for our Named Executive Officers to maintain internal pay equity among the executive team and reflected the collaborative, team-oriented nature of the group. The Compensation

Committee increased the stock option grant for the Chief Financial Officer to be in line with the 50th percentile of the defined peer group market data provided by Radford.

The Compensation Committee (and the Independent Board with respect to the Chief Executive Officer, upon recommendation from the Compensation Committee) also determined that the equity awards granted to our Named Executive Officers in 2018 should continue to consist only of stock options, rather than restricted stock awards that vest over time, because stock options deliver future value only if the price per share of our Common Stock increases above the exercise price, thus aligning the interests of our Named Executive Officers and stockholders for the long-term success of Geron.

Our Named Executive Officers received the following stock option grants in January 2018:

Named Executive Officer	January 2018 Stock Option Grant (# of shares)
John A. Scarlett, M.D.	1,050,000
Olivia K. Bloom	350,000
Melissa A. Kelly Behrs	300,000
Andrew J. Grethlein, Ph.D.	300,000
Stephen N. Rosenfield, J.D.	300,000

In accordance with Geron’s equity grant practices, the exercise price for the January 2018 stock option grants was equal to the closing price of Geron Common Stock as reported by the Nasdaq Global Select Market on the date of grant and the vesting schedule is monthly over four years from the date of grant, provided the employee continues to provide services to Geron. For additional information regarding stock option grants to our Named Executive Officers in 2018, see the sub-section entitled “Grants of Plan-Based Awards for 2018.” We did not reprice any stock options in 2018, despite the fact that our Named Executive Officers hold a significant number of stock options that are underwater.

Performance-Vesting Retention Option Grant

Following the negative continuation decision by Janssen, in November 2018, the Compensation Committee engaged Radford to propose a performance-based program to retain our executive officers as the Company assumed independent development of imetelstat. Based on Radford’s recommendation, which took into consideration potential retention value and corporate governance matters, the Compensation Committee (and the Independent Board with respect to the Chief Executive Officer, upon recommendation from the Compensation Committee), granted the following stock options to each of the Named Executive Officers. In sizing the award amounts, the Compensation Committee, with market data from Radford, considered the value that each of the Named Executive Officers could receive in a new employment situation. With this information, the Compensation Committee (and the Independent Board with respect to the Chief Executive Officer, upon recommendation from the Compensation Committee) determined the size of the stock option grant to be equivalent to a stock option grant for a newly hired executive officer, which the Compensation Committee (and the Independent Board with respect to the Chief Executive Officer) felt was necessary and appropriate to retain each of our Named Executive Officers and incentivize them to meet key strategic milestones. To promote longer-term retention, the Compensation Committee selected two vesting tranches for these stock options that require the achievement of critical strategic regulatory milestones that would enhance the development of imetelstat. See description of the milestones below.

Named Executive Officer	2018 Retention Stock Option Grant A (1) (# of shares)	2018 Retention Stock Option Grant B (2) (# of shares)
John A. Scarlett, M.D.	500,000	1,000,000
Olivia K. Bloom	250,000	500,000
Melissa A. Kelly Behrs	250,000	500,000
Andrew J. Grethlein, Ph.D.	250,000	500,000
Stephen N. Rosenfield, J.D.	250,000	500,000

(1)

Retention Stock Option Grant A vests fully and becomes exercisable upon written certification by the Compensation Committee of the achievement of acceptance for review by the FDA of an NDA for the first imetelstat indication.

(2)

Retention Stock Option Grant B vests fully and becomes exercisable upon written certification by the Compensation Committee of the achievement of regulatory approval by the FDA of an NDA for the first imetelstat indication.

In accordance with Geron’s equity grant practices, the exercise price for the November 2018 retention stock option grants was equal to the closing price of Geron Common Stock as reported by the Nasdaq Global Select Market on the date of grant, November 7, 2018. For additional information regarding stock option grants to our Named Executive Officers in 2018, see the sub-section entitled “Grants of Plan-Based Awards for 2018.”

2018 Perquisites

Dr. Scarlett received reimbursement for housing expenses (not to exceed $4,000 per month) and travel costs (not to exceed $20,000 per year) in connection with the commute from his personal residence in Texas to our headquarters in Menlo Park, California in 2018. These commuting expense benefits were negotiated with Dr. Scarlett at the time of his initial employment and were deemed a reasonable expense and necessary inducement to his commencement of employment with us. Dr. Scarlett does not receive separate compensation for serving as a member of our Board. As noted above, executive officers pay for 30% of their health premium cost, which is deducted from their gross salary and we pay the remaining portion.

Employment Agreements and Severance and Change in Control Benefits

We have entered into written employment agreements with each of our Named Executive Officers that set forth the terms of their employment, including initial base salaries, and eligibility to participate in the Company’s annual performance-based bonus program. In addition, each employment agreement includes restrictive covenants, such as non-compete and non-solicitation provisions, that would apply in the event of termination, which our Board believe helps protect our value. Each of our Named Executive Officers is employed “at will.”

Our Named Executive Officers are entitled to certain severance and change in control benefits under the terms of our Amended Severance Plan, their employment agreements and our equity plans, as further described under the sub-section entitled “Potential Payments Upon Termination or Change in Control.” Given the nature of the life sciences industry and the range of strategic initiatives we may explore, the Compensation Committee believes these severance and change in control provisions are essential elements of our executive compensation program and assist us in recruiting, retaining and developing key management talent in the competitive San Francisco Bay Area employment market. Our change in control benefits are intended to allow employees, including our Named Executive Officers, to focus their attention on the business operations of Geron in the face of the potentially disruptive impact of a rumored or actual change in control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change in control of Geron. In addition, our severance benefits provide reasonable protection to the executive officer in the event that he or she is not retained. We do not provide for any excise tax gross-ups in the Amended Severance Plan or in any individual employment agreement with a Named Executive Officer.

Compensation Recovery Provisions

Each of our executive officer employment agreements contain a “clawback provision” which requires that an executive officer forfeit his or her entire annual performance-based bonus if we determine that such executive officer has engaged in any misconduct intended to affect the payment of his or her annual performance-based bonus, or has otherwise engaged in any act or omission that would constitute cause for termination of his or her employment, as defined by his or her employment agreement.

Tax and Accounting Implications of Executive Compensation

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.

As a result, compensation paid to any of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and qualify for the performance-based compensation exception under Section 162(m). Although the Compensation Committee will continue to monitor the applicability of Section 162(m) to the Company’s ongoing compensation arrangements, the Compensation Committee also intends to continue to provide compensation for the Company’s Named Executive Officers in a manner consistent with the best interests of the Company and its stockholders (which may include providing for compensation that is non-deductible due to the deduction limit under Section 162(m)).

In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

Forward-Looking Statements

Except for the historical information contained herein, this Compensation Discussion and Analysis contains forward-looking statements, including, but not limited to, statements relating to the continued development of imetelstat by Geron; the therapeutic and commercial potential of imetelstat; potential regulatory approvals for imetelstat; our plans, considerations, expectations and determinations regarding future compensation decisions; and other statements that are not historical facts. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (i) whether the transition from Janssen to Geron proceeds expeditiously and without delay; (ii) whether the FDA or other regulatory authorities permit the ongoing or future clinical trials of imetelstat to proceed, including without limitation, the Phase 3 portion of IMerge; (iii) whether Geron is able to administer, operate and commence the Phase 3 portion of IMerge in a timely manner or at all; (iv) Geron’s lack of experience in conducting large-scale, late-stage clinical trials, such as the Phase 3 portion of IMerge; (v) the significant additional research, non-clinical testing and clinical testing that will be required before Geron can file any application with the FDA or other regulatory authorities for regulatory approval of imetelstat and the substantial uncertainty as to whether imetelstat will ever be approved for commercial sale; and (vi) Geron’s need for substantial additional capital, which may not be available to Geron. In addition, the actual executive compensation program that we adopt in the future may differ materially from the current executive compensation program summarized in this Compensation Discussion and Analysis. Additional information on the above-stated risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in our periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including our Annual Report on Form 10-K for the year ended December 31, 2018. Undue reliance should not be placed on forward-looking statements, which speak only as of the date of this proxy statement and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, we disclaim any obligation to update these forward-looking statements to reflect future information, events or circumstances.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted on March 27, 2019 by the members of the Compensation Committee of the Board of Directors:

Robert J. Spiegel, M.D., FACP	Compensation Committee Chair
Karin Eastham	Compensation Committee Member
V. Bryan Lawlis, Ph.D.	Compensation Committee Member

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, other than in Geron’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE

Summary Compensation Table

The following table includes information concerning compensation for the years ended December 31, 2018, 2017 and 2016 with respect to our Principal Executive Officer, Principal Financial Officer and our three other most highly compensated executive officers at December 31, 2018 (our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
John A. Scarlett, M.D.	2018	667,000		1,738,590	280,140	86,779	2,772,509
Chairman of the Board, President and	2017	644,000		1,625,925	386,400	62,985	2,719,310
Chief Executive Officer	2016	622,200		1,086,960	373,300	78,382	2,160,842

Olivia K. Bloom	2018	445,000		579,530	185,230	14,494	1,224,254
Executive Vice President, Finance,	2017	410,000		464,550	201,100	28,338	1,103,988
Chief Financial Officer and Treasurer	2016	387,200		380,436	179,500	28,546	975,682

Melissa A. Kelly Behrs	2018	400,000		496,740	169,200	41,081	1,107,021
Executive Vice President, Chief Business Officer	2017	386,500		464,550	189,600	37,892	1,078,542
	2016	373,400		380,436	173,100	40,981	967,917

Andrew J. Grethlein, Ph.D.	2018	430,000		496,740	181,890	41,605	1,150,235
Executive Vice President, Chief Operating Officer	2017	416,200		464,550	204,100	38,779	1,123,629
	2016	402,100		380,436	186,400	38,749	1,007,685

Stephen N. Rosenfield, J.D.	2018	356,000	(4)	496,740	148,185	13,937	1,014,862
Executive Vice President, Chief Legal Officer	2017	342,640	(4)	464,550	165,800	13,929	986,919
and Corporate Secretary	2016	331,000	(4)	380,436	153,400	13,897	878,733

(1)

Amounts represent the aggregate grant date fair value of stock option awards granted during the applicable fiscal year as calculated in accordance with FASB ASC Topic 718. Refer to Note 7 of the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 regarding assumptions underlying the valuation of stock option awards and the calculation method. The grant date fair value for the performance-based stock options of 1,500,000 shares for Dr. Scarlett and 750,000 shares each for Mses. Bloom and Behrs, Dr. Grethlein and Mr. Rosenfield, granted in November 2018 that vest upon the attainment of certain performance conditions, based upon the then-probable outcome of the performance conditions as computed in accordance with FASB ASC Topic 718, was zero for each award. Accordingly, for 2018, amounts shown under the “Option Awards” column do not include any value for these performance-based stock options. The grant date fair value of the 2018 performance-based stock options determined in accordance with FASB ASC Topic 718 based upon achieving the maximum level of performance under the respective performance conditions is $2,079,050 for Dr. Scarlett and $1,039,525 for each of Mses. Bloom and Behrs, Dr. Grethlein and Mr. Rosenfield. Refer to the tables under the sub-section entitled “Outstanding Equity Awards at Fiscal Year-End” for information as to each Named Executive Officers’ vested and unvested stock option holdings, and under the sub-section entitled “Grants of Plan-Based Awards for 2018” for the number of stock options granted during 2018.

(2)

Amounts disclosed under the “Non-Equity Incentive Plan Compensation” column represent the annual performance-based bonuses earned pursuant to our annual performance-based bonus plan. For further discussion, see the sub-section entitled “Compensation Discussion and Analysis – 2018 Annual Performance-Based Bonuses.”

(3)

Amounts shown include, as applicable: (i) reimbursements for housing and travel expenses; (ii) the portion of life and health insurance premiums paid by the Company; and (iii) the matching contribution made to the Geron 401(k) Plan on behalf of each Named Executive Officer. Amounts for the year ended December 31, 2018 were as follows:

Named Executive Officer	Housing and Travel Reimbursements ($)	Insurance Premiums ($)	401(k) Match ($)(a)	Total ($)
John A. Scarlett, M.D.	66,000	20,779	—	86,779
Olivia K. Bloom	—	2,244	12,250	14,494
Melissa A. Kelly Behrs	—	29,289	11,792	41,081
Andrew J. Grethlein, Ph.D.	—	29,355	12,250	41,605
Stephen N. Rosenfield, J.D.	—	1,687	12,250	13,937

(a)

Under Geron’s 401(k) Plan, all participating employees may contribute up to the annual Internal Revenue Service contribution limit. In November 2017, the Compensation Committee approved a matching contribution equal to 50% of each employee’s annual contributions during 2018. The matching contribution was made in cash in January 2019.

(4)	The actual base salary amounts reflect Mr. Rosenfield’s employment at 80% full-time equivalent.

Grants of Plan-Based Awards for 2018

The following table sets forth information regarding grants of plan-based awards with respect to each of our Named Executive Officers for the fiscal year ended December 31, 2018:

			Estimated	Estimated
			Future	Possible		All Other Option Awards:
			Payouts Under	Payouts Under				Grant Date
			Non-Equity	Equity		Number of	Exercise	Fair Value
			Incentive Plan	Incentive Plan		Securities	Price	of Stock
			Awards	Awards		Underlying	of Stock	Option
	Approval	Grant	Target (1)	Target		Options (2)	Options	Awards (5)
Named Executive Officer	Date	Date	($)	(#)		(#)	($/Sh)	($)
John A. Scarlett, M.D.	1/31/18	1/31/18	—	—		1,050,000	2.45	1,738,590
	11/7/18	11/7/18	—	500,000	(3)	—	1.72	—
	11/7/18	11/7/18	—	1,000,000	(4)	—	1.72	—
	—	—	400,200	—		—	—	—
Olivia K. Bloom	1/31/18	1/31/18	—	—		350,000	2.45	579,530
	11/7/18	11/7/18	—	250,000	(3)	—	1.72	—
	11/7/18	11/7/18	—	500,000	(4)	—	1.72	—
	—	—	200,250	—		—	—	—
Melissa A. Kelly Behrs	1/31/18	1/31/18	—	—		300,000	2.45	496,740
	11/7/18	11/7/18	—	250,000	(3)	—	1.72	—
	11/7/18	11/7/18	—	500,000	(4)	—	1.72	—
	—	—	180,000	—		—	—	—
Andrew J. Grethlein, Ph.D.	1/31/18	1/31/18	—	—		300,000	2.45	496,740
	11/7/18	11/7/18	—	250,000	(3)	—	1.72	—
	11/7/18	11/7/18	—	500,000	(4)	—	1.72	—
	—	—	193,500	—		—	—	—
Stephen N. Rosenfield, J.D.	1/31/18	1/31/18	—	—		300,000	2.45	496,740
	11/7/18	11/7/18	—	250,000	(3)	—	1.72	—
	11/7/18	11/7/18	—	500,000	(4)	—	1.72	—
	—	—	160,200	—		—	—	—

(1)

This column sets forth the target amount of each Named Executive Officer’s annual performance-based bonus for the fiscal year ended December 31, 2018 under our annual performance-based bonus plan. Accordingly, the amounts set forth in this column do not represent actual compensation earned by our Named Executive Officers for the fiscal year ended December 31, 2018. For the actual compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2018, see the sub-section entitled “Summary Compensation Table.” For further discussion, see the sub-section entitled “Compensation Discussion and Analysis – 2018 Annual Performance-Based Bonuses.”

(2)	Stock option vests in a series of 48 equal consecutive monthly installments commencing January 31, 2018, provided the executive officer continues to provide services to the Company.
(3)

Stock option vests fully and becomes exercisable upon written certification by the Compensation Committee of the achievement of acceptance for review by the FDA of an NDA for the first imetelstat indication.

(4)

Stock option vests fully and becomes exercisable upon written certification by the Compensation Committee of the achievement of regulatory approval by the FDA of an NDA for the first imetelstat indication.

(5)

Amounts represent the grant date fair value of each stock option granted in 2018 calculated in accordance with FASB ASC Topic 718. Refer to Note 7 of the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 regarding assumptions underlying the valuation of stock option awards and the calculation method. For additional detail on the grant date fair value of the performance-based stock options, see Summary Compensation Table – footnote (1) above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements. Each of our Named Executive Officers has entered into a written employment agreement with Geron.

We entered into an employment agreement with Dr. Scarlett dated September 29, 2011, in connection with the commencement of his employment with us. Dr. Scarlett’s employment agreement originally provided him with an annual base salary of $550,000, subject to increase, and an annual performance-based bonus targeted at 60% of his annual base salary. On February 11, 2014, we amended Dr. Scarlett’s employment agreement to provide for an annual base salary of $586,500, subject to increase, and to include a “clawback provision,” which clawback provision is described in more detail under the sub-section entitled “Compensation Discussion and Analysis – Compensation Recovery Provisions.” On January 31, 2018, we further amended Dr. Scarlett’s employment agreement to increase the reimbursement for housing expenses to not more than $4,000 per month. See the sub-section entitled “Compensation Discussion and Analysis – 2018 Perquisites” for more information on the reimbursement arrangements we provide to Dr. Scarlett for housing expenses and travel costs. On January 31, 2019, we amended and restated Dr. Scarlett’s employment agreement to consolidate all of the previous amendments; to provide for an annual base salary of $690,000, subject to increase; and to clarify that in the event of a covered termination or change in control transaction, Dr. Scarlett will receive the greater of the severance benefits set forth in his employment agreement or the severance benefits provided for in the Company’s Amended Severance Plan (without duplication). See the sub-section entitled “Amended Severance Plan” for further information.

We entered into an employment agreement with Ms. Bloom dated December 7, 2012, in connection with her appointment as our Senior Vice President, Finance, Chief Financial Officer and Treasurer, to provide an annual base salary of $330,000 and an annual performance-based bonus targeted at 40% of her annual base salary. On September 24, 2013, we amended Ms. Bloom’s employment agreement to include a clawback provision. On February 11, 2014, in connection with her promotion to Executive Vice President, we amended Ms. Bloom’s employment agreement to provide for an annual base salary of $365,000, subject to increase, and an annual performance-based bonus targeted at 45% of her annual base salary. On January 31, 2019, we amended and restated Ms. Bloom’s employment agreement to consolidate all of the previous amendments; to provide for an annual base salary of $460,000, subject to increase; and to clarify that in the event of a covered termination or change in control transaction, Ms. Bloom will receive the greater of the severance benefits set forth in her employment agreement or the severance benefits provided for in the Company’s Amended Severance Plan (without duplication). See the sub-section entitled “Amended Severance Plan” for further information.

We entered into an employment agreement with Ms. Behrs effective January 31, 2013, in connection with her appointment as our Senior Vice President, Portfolio and Alliance Management, to provide an annual base salary of $341,550, subject to increase, and an annual performance-based bonus targeted at 40% of her annual base salary. On September 24, 2013, we amended Ms. Behrs’ employment agreement to include a clawback provision. On February 11, 2014, in connection with her promotion to Executive Vice President, we amended Ms. Behrs’ employment agreement to provide for an annual base salary of $352,000, subject to increase, and an annual performance-based bonus targeted at 45% of her annual base salary. On January 31, 2019, we amended and restated Ms. Behrs’ employment agreement to consolidate all of the previous amendments; incorporate her new title of Chief Business Officer; to provide for an annual base salary of $425,000, subject to increase; and to clarify that in the event of a covered termination or change in control transaction, Ms. Behrs will receive the greater of the severance benefits set forth in her employment agreement or the severance benefits provided for in the Company’s Amended Severance Plan (without duplication). See the sub-section entitled “Amended Severance Plan” for further information. In addition, we added a one-time relocation allowance of $10,000 to cover moving expenses for Ms. Behrs’ relocation from California to New Jersey in connection with her transfer to the anticipated new Geron office in New Jersey. In addition, we are providing a monthly reimbursement of up to $3,000 per month for housing costs in New Jersey.

We entered into an employment agreement with Dr. Grethlein effective September 17, 2012, in connection with commencement of his employment with us, to provide an annual base salary of $355,000 and an annual performance-based bonus targeted at 45% of his annual base salary. On February 11, 2014, we amended Dr. Grethlein’s employment agreement to provide for an annual base salary of $379,000, subject to increase, and to include a clawback provision. On January 31, 2019, we amended and restated Dr. Grethlein’s employment agreement to consolidate all of the previous amendments; incorporate his new title of Chief Operating Officer; to provide for an annual base salary of $460,000, subject to increase; and to clarify that in the event of a covered termination or change in control transaction, Dr. Grethlein will receive the greater of the severance benefits set forth in his employment agreement or the severance benefits provided for in the Company’s Amended Severance Plan (without duplication). See the sub-section entitled “Amended Severance Plan” for further information.

We entered into an employment agreement with Mr. Rosenfield effective February 16, 2012, in connection with commencement of his employment with us, to provide an annual base salary of $292,000, subject to increase and pro-rated to reflect Mr. Rosenfield’s 80% of a full-time work schedule, and an annual performance-based bonus targeted at 45% of his annual base salary. On September 24, 2013, we amended Mr. Rosenfield’s employment agreement to include a clawback provision. On January 31, 2019, we amended and restated Mr. Rosenfield’s employment agreement to consolidate all of the previous amendments; incorporate his new title of Chief Legal Officer; to provide for an annual base salary of $368,000, subject to increase; and to clarify that in the event of a covered termination or change in control transaction, Mr. Rosenfield will receive the greater of the severance benefits set forth in his employment agreement or the severance benefits provided for in the Company’s Amended Severance Plan (without duplication). See the sub-section entitled “Amended Severance Plan” for further information.

See also the sub-section entitled “Potential Payments Upon Termination or Change in Control” with respect to severance benefits payable under the employment agreements with our Named Executive Officers and under our Amended Severance Plan.

Annual Performance-Based Bonuses. We provide for annual bonuses to reward Named Executive Officers for performance in the prior fiscal year. For more information regarding our annual performance-based bonus plan, see the sub-section entitled “Compensation Discussion and Analysis – 2018 Annual Performance-Based Bonuses.”

Equity Awards. Stock options awarded to our Named Executive Officers in January 2018 were granted under our 2011 Incentive Award Plan. Stock options awarded to our Named Executive Officers in November 2018 were granted under our 2018 Plan. Descriptions of the terms of the stock options granted to our Named

Executive Officers are included under the sub-section entitled “Compensation Discussion and Analysis – 2018 Equity Awards.”

Our 2018 Plan was approved by our Board and our stockholders in 2018 and replaced our 2011 Incentive Award Plan. The 2018 Plan provides for the grant of stock options, restricted stock, restricted stock units, performance awards and other stock and cash awards. The exercise price of a stock option grant may not be less than 100% of the closing price of our Common Stock as reported by the Nasdaq Global Select Market on the date of grant. Stock option grants generally have a term of ten years, but may terminate sooner in connection with the holder’s termination of service with us. Stock option grants vest based on conditions determined by the Compensation Committee or the Independent Board, which typically include continued service, but may also include performance goals and/or other conditions. The vesting of all equity awards granted under the 2018 Plan and 2011 Plan are subject to acceleration under certain termination or change in control circumstances as described under the sub-section entitled “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table includes information with respect to all outstanding equity awards held by our Named Executive Officers as of December 31, 2018.

	Option Awards
					Equity
					Incentive
			Number	Number	Plan Awards:
			of	of	Number of
			Securities	Securities	Securities
			Underlying	Underlying	Underlying
			Unexercised	Unexercised	Unexercised		Option
			Options	Options	Unearned		Exercise	Option
	Grant		Exercisable	Unexercisable	Options		Price	Expiration
Named Executive Officer	Date		(#)	(#)	(#)		($/Sh)	Date
John A. Scarlett, M.D.	9/29/11		1,000,000	—	—		2.16	9/29/21
	5/17/12		505,000	—	—		1.41	5/17/22
	2/13/13		1,340,000	—	—		1.50	2/13/23
	2/11/14		1,340,000	—	—		5.09	2/11/24
	3/13/15	(1)	562,500	37,500	—		4.34	3/13/25
	2/11/16	(1)	425,000	175,000	—		2.54	2/11/26
	2/9/17	(1)	481,250	568,750	—		2.15	2/9/27
	1/31/18	(1)	240,625	809,375	—		2.45	1/31/28
	11/7/18		—	—	500,000	(2)	1.72	11/6/28
	11/7/18		—	—	1,000,000	(3)	1.72	11/6/28
Olivia K. Bloom	5/29/09		20,000	—	—		6.52	5/29/19
	5/29/09		7,500	—	—		6.52	5/29/19
	5/29/09		20,000	—	—		6.52	5/29/19
	5/19/10		20,000	—	—		5.29	5/19/20
	5/20/11		50,000	—	—		4.65	5/20/21
	5/17/12		215,000	—	—		1.41	5/17/22
	2/12/13		400,000	—	—		1.51	2/12/23
	2/10/14		400,000	—	—		5.01	2/10/24
	3/13/15	(1)	196,875	13,125	—		4.34	3/13/25
	2/11/16	(1)	148,750	61,250	—		2.54	2/11/26
	2/9/17	(1)	137,500	162,500	—		2.15	2/9/27
	1/31/18	(1)	80,208	269,792	—		2.45	1/31/28
	11/7/18		—	—	250,000	(2)	1.72	11/6/28
	11/7/18		—	—	500,000	(3)	1.72	11/6/28

	Option Awards
					Equity
					Incentive
			Number	Number	Plan Awards:
			of	of	Number of
			Securities	Securities	Securities
			Underlying	Underlying	Underlying
			Unexercised	Unexercised	Unexercised		Option
			Options	Options	Unearned		Exercise	Option
	Grant		Exercisable	Unexercisable	Options		Price	Expiration
Named Executive Officer	Date		(#)	(#)	(#)		($/Sh)	Date
Melissa A. Kelly Behrs	5/29/09		50,000	—	—		6.52	5/29/19
	5/29/09		20,000	—	—		6.52	5/29/19
	5/19/10		50,000	—	—		5.29	5/19/20
	5/19/10		10,000	—	—		5.29	5/19/20
	5/20/11		50,000	—	—		4.65	5/20/21
	5/17/12		300,000	—	—		1.41	5/17/22
	2/12/13		300,000	—	—		1.51	2/12/23
	2/10/14		400,000	—	—		5.01	2/10/24
	3/13/15	(1)	196,875	13,125	—		4.34	3/13/25
	2/11/16	(1)	148,750	61,250	—		2.54	2/11/26
	2/9/17	(1)	137,500	162,500	—		2.15	2/9/27
	1/31/18	(1)	68,750	231,250	—		2.45	1/31/28
	11/7/18		—	—	250,000	(2)	1.72	11/6/28
	11/7/18		—	—	500,000	(3)	1.72	11/6/28
Andrew J. Grethlein, Ph.D.	9/19/12		600,000	—	—		1.70	9/19/22
	2/12/13		300,000	—	—		1.51	2/12/23
	2/10/14		400,000	—	—		5.01	2/10/24
	3/13/15	(1)	196,875	13,125	—		4.34	3/13/25
	2/11/16	(1)	148,750	61,250	—		2.54	2/11/26
	2/9/17	(1)	137,500	162,500	—		2.15	2/9/27
	1/31/18	(1)	68,750	231,250	—		2.45	1/31/28
	11/7/18		—	—	250,000	(2)	1.72	11/6/28
	11/7/18		—	—	500,000	(3)	1.72	11/6/28
Stephen N. Rosenfield, J.D.	2/10/14		400,000	—	—		5.01	2/10/24
	3/13/15	(1)	196,875	13,125	—		4.34	3/13/25
	2/11/16	(1)	17,500	61,250	—		2.54	2/11/26
	2/9/17	(1)	25,000	162,500	—		2.15	2/9/27
	1/31/18	(1)	31,250	231,250	—		2.45	1/31/28
	11/7/18		—	—	250,000	(2)	1.72	11/6/28
	11/7/18		—	—	500,000	(3)	1.72	11/6/28

(1)

Stock option vests in a series of 48 equal consecutive monthly installments commencing from the date of grant, provided the executive officer continues to provide services to the Company. In addition to the specific vesting schedule for each stock option, each unvested stock option is subject to potential future vesting acceleration as described under the sub-section entitled “Potential Payments Upon Termination or Change in Control” below.

(2)

Stock option vests fully and becomes exercisable upon written certification by the Compensation Committee of the achievement of acceptance for review by the FDA of an NDA for the first imetelstat indication.

(3)

Stock option vests fully and becomes exercisable upon written certification by the Compensation Committee of the achievement of regulatory approval by the FDA of an NDA for the first imetelstat indication.

Option Exercises and Stock Awards Vested in 2018

The following table provides information for stock options exercised, including the number of shares acquired upon exercise and the value realized, determined as described below, for the Named Executive Officers during the year ended December 31, 2018. No other stock award held by our Named Executive Officers vested during the year ended December 31, 2018.

Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
John A. Scarlett, M.D.	—	—
Olivia K. Bloom	—	—
Melissa A. Kelly Behrs	—	—
Andrew J. Grethlein, Ph.D.	—	—
Stephen N. Rosenfield, J.D.	1,362,250	4,302,062

(1)

The value realized on exercise is based on the difference between the closing price of our Common Stock on the date of exercise and the applicable exercise price of those options and does not represent actual amounts received by the Named Executive Officers as a result of the option exercises.

Pension Benefits

Other than with respect to tax-qualified defined contribution plans such as the 401(k) Plan, the Named Executive Officers do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

Non-Qualified Deferred Compensation

During the year ended December 31, 2018, the Named Executive Officers did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Additional Benefits

Our Named Executive Officers are eligible to participate in our benefit plans generally available to all employees, as described in the sub-section entitled “Compensation Discussion and Analysis – Broad-Based Benefits.”

Pay Ratio Disclosure

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our Chief Executive Officer (the “CEO Pay Ratio”). To identify our median employee, we used the following methodology:

•	To determine our total population of employees, excluding our Chief Executive Officer, we included all 16 full-time employees and one part-time employee as of December 31, 2018.
•	To identify our median employee from our total population of employees, we ranked each employee’s fiscal 2018 base salary as of December 31, 2018 from lowest to highest, excluding the

Chief Executive Officer’s fiscal 2018 base salary, and identified the median base salary from the list. We did not annualize the base salaries for part-time employees.
•	We annualized the base salary for any employees who were employed by us for less than the entire 2018 fiscal year.

Once the median employee was identified, we calculated the annual total compensation of this employee for fiscal 2018 in a manner consistent with that used to calculate the annual total compensation for our Named Executive Officers in the Summary Compensation Table above.

For fiscal 2018, the annual total compensation (including base salary, grant date fair value of stock option awards granted during the year, and annual performance-based bonus) of the median employee of our total population of employees (other than our Chief Executive Officer) was $543,149 and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table above, was $2,772,509. Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 5.1 to 1.

The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

The Compensation Committee, the Independent Board and our management did not use the CEO Pay Ratio measure in making compensation decisions for our employees or Named Executive Officers in 2018.

Potential Payments Upon Termination or Change in Control

Employment Agreements

Our Named Executive Officers are entitled to certain severance benefits payable in connection with a Covered Termination (as defined below) under their employment agreements. Pursuant to these employment agreements, in the event of a Covered Termination and subject to a release of claims against Geron, each Named Executive Officer will be entitled to (i) a lump-sum severance payment equal to 12 months (24 months, with respect to Dr. Scarlett) of his or her base salary in effect as of such termination, (ii) a lump-sum payment equal to the pro-rated portion of any target annual performance-based bonus (except for Dr. Scarlett, who will receive a lump-sum equal to any annual bonus for any fiscal year that ends on or before the termination date that he would have received had he remained employed through the payment date), and (iii) continued COBRA coverage for a period of one year following a Covered Termination. In addition, the vested portion of any stock options, or other exercisable equity award in Geron, will remain exercisable until the earlier of the second anniversary of the date of termination and the original expiration date of such award.

For the purposes of our Named Executive Officers’ employment agreements, the following definitions apply:

•

“Covered Termination” generally means an Involuntary Termination Without Cause that occurs at any time, provided that such termination constitutes a “separation from service” within the meaning of Section 409A of the Code.

•

“Involuntary Termination Without Cause” generally means an executive officer’s dismissal or discharge other than: a) for Cause or b) following an involuntary or voluntary filing of bankruptcy, an assignment for the benefit of creditors, a liquidation of our assets in a formal proceeding or otherwise or any other event of insolvency by Geron, in any case, without an offer of comparable employment by Geron or a successor, acquirer, or affiliate of Geron.
•	“Cause” generally means the executive officer’s:
(i)	willful act or omission constituting dishonesty, fraud or other malfeasance against the Company;
(ii)	conviction of a felony;
(iii)

debarment by the FDA from working in or providing services to any pharmaceutical or biotechnology company or other ineligibility under any law or regulation to perform the employee’s duties to the Company; or

(iv)	breach of any material Company policies.

Amended Severance Plan

In September 2002, the Board approved a Severance Plan that originally became effective on January 21, 2003 and was subsequently amended and restated in May 2013 and in January 2019 (collectively referred to herein as the “Amended Severance Plan”). The Amended Severance Plan applies to all employees, including our Named Executive Officers, who are not subject to a performance improvement plan.

The Amended Severance Plan provides for cash severance benefits to be paid to employees, including our Named Executive Officers, under a “double trigger” situation, defined below as a Change in Control Triggering Event. Under this double trigger requirement, severance benefits are paid only upon the occurrence of a Change in Control and a termination of employment, with such termination being either by the Company or because the employee resigns due to a material change in their employment terms. The Board believes that a double trigger is considered industry standard and provides appropriate protection for our employees, including our Named Executive Officers, from post-Change in Control events that are not related to the employee’s performance, encourages employees to stay throughout a transition period in the event of a Change in Control and does not provide for benefits for an employee who remains with the surviving company in a comparable position.

Under the Amended Severance Plan, the following definitions apply:

•

“Change in Control Triggering Event” is defined as a termination without Cause in connection with a Change in Control (which has the same definition as under the 2018 Plan) or within 12 months following a Change in Control. Additionally, if an individual is terminated by the Company in connection with a Change in Control but immediately accepts employment with the Company’s successor or acquirer, they will not be deemed to have had a Change in Control Triggering Event unless:

(i)	such individual is subsequently terminated without Cause by the successor or acquirer within the 12 months following the Change in Control;
(ii)

such individual resigns employment with the Company because in connection with a Change in Control he or she is offered terms of employment (new or continuing) by the Company or the Company’s successor or acquirer within 30 days after the Change in Control that results in a material change in the terms of employment; or

(iii)

after accepting (or continuing) employment with the Company or the Company’s successor or acquirer after a Change in Control, such individual resigns employment within 12 months following the Change in Control due to a material change in terms of employment as defined below.

•

“Cause” generally means an employee’s continued failure to satisfactorily perform duties, willful act or omission constituting dishonesty, fraud or other malfeasance against the Company, conviction of a felony, debarment by the FDA from working in or providing services to any pharmaceutical or biotechnology company or other ineligibility under any law or regulation to perform the employee’s duties to the Company, or breach of any material Company policies.
•	“material change in terms of employment” shall occur if one of the following events occurs without the employee’s consent:
(i)	base salary is materially reduced from that in effect immediately prior to the Change in Control;
(ii)	if as of the Change in Control they are employed at the director level or above, they are subject to a material reduction in their duties (including responsibilities and/or authority);
(iii)

their principal work location is to be moved to a location that is either more than 45 miles from their principal work location immediately prior to the Change in Control or more than 30 miles farther from their principal weekday residence than was their principal work location immediately prior to the Change in Control; or

(iv)	the Company or the Company’s successor or acquirer materially breaches the terms of any employment or similar service agreement with the employee.

Additionally, in order for the resignation to be deemed due to a material change in terms of their employment, the employee must provide written notice to the Company’s Chief Legal Officer within 30 days after the first occurrence of the event giving rise to a material change in their terms of employment setting forth the basis for their resignation, allow the Company at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, the employee’s resignation from all positions they then hold with the Company is effective not later than 90 days after the expiration of the cure period.

Upon a Change in Control Triggering Event, each of our Named Executive Officers is entitled to: (i) a severance payment equal to 15 months (18 months, with respect to Dr. Scarlett) of his or her base salary then in effect as of such Change in Control Triggering Event; (ii) payment of his or her target annual bonus, at the target bonus percentage in effect immediately prior to his or her separation from service, prorated for the length of service provided in the termination year; and (iii) payment of COBRA premiums for up to 15 months (18 months, with respect to Dr. Scarlett). These benefits are consistent with severance plans offered at companies similar in size in our industry and competitive market environment. Payment of any severance benefits under the Amended Severance Plan is conditioned on the timely provision of an effective release of claims against Geron. If a Named Executive Officer is entitled to severance benefits upon a termination of employment under both the Amended Severance Plan and an employment agreement, the Named Executive Officer will receive the greater of such severance benefits (without duplication). The benefits provided under the Amended Severance Plan are not intended to be duplicative of those provided in any employment agreement.

Equity Plans

As set forth in each individual stock option under the 2018 Plan, in the event of a Change in Control of Geron (defined below), the vesting of each outstanding stock option held by all employees and non-employee directors will accelerate so that each stock option shall become fully exercisable for all of the outstanding shares subject to such stock option immediately prior to the consummation of such transaction and each other type of award shall be fully vested with all forfeiture restrictions on any or all of such awards to lapse. For purposes of the 2018 Plan, a “Change in Control” generally means and includes each of the following:

a)

as a result of any merger or consolidation, the voting securities of Geron outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 49% of the combined voting power of the voting securities of Geron or such surviving or acquiring entity outstanding immediately after such merger or consolidation; during any period of 24 consecutive calendar months, the individuals who at the beginning of such period constitute the board of directors, and any new directors whose election by such board of directors or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such board of directors who were either directors on such board of directors at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof;

b)	any individual, entity or group becomes the beneficial owner of more than 20% of the then outstanding shares of Geron Common Stock;
c)	any sale of all or substantially all of the assets of Geron; or
d)	the complete liquidation or dissolution of Geron.

In the event an employee or non-employee director experiences a termination of service as a result of the employee’s or non-employee director’s total and permanent disability (as defined in Section 22(e)(3) of the Code) or death, the 2018 Plan provides through each respective plan or the individual stock option agreement, that the portion of each outstanding stock option with time-based vesting held by such employee or non-employee director that would have vested during the 24 months after the date of such employee’s termination of service (36 months for non-employee directors), will automatically vest. The stock options that were already vested upon the date of termination and those that automatically vested in connection with an employee’s total and permanent disability or death will remain exercisable until the earlier of the second anniversary of the date of termination and the original expiration date of such stock option. For a non-employee director, the post-termination exercise period is the earlier of the third anniversary of the date of termination and the original expiration date of such stock option.

In the event an employee experiences a termination of service as a result of the employee’s total and permanent disability (as defined in Section 22(e)(3) of the Code) or death, the individual stock option agreement for stock options with performance-based vesting permits the unvested portion of such stock option to continue to be eligible to vest and become exercisable upon the achievement of the performance goal set forth in the stock option grant notice to the extent such performance goal has not already been achieved as of the date of the employee’s total and permanent disability or death, if and only if the performance goal occurs within the thirty-six (36) months following the date of the employee’s total and permanent disability or death, however, not beyond the original term of the stock option.

Potential Payments Table

The table below summarizes potential maximum payments under the Amended Severance Plan, individual employment agreements or equity plans, as applicable, for our Named Executive Officers if a qualifying termination and/or change in control event had occurred on December 31, 2018, the last business day of our last completed fiscal year. As of December 31, 2018, all unvested stock options held by the Named Executive Officers were out-of-the-money, meaning that all of such unvested stock options had exercise prices that were higher than the closing price of our Common Stock on December 31, 2018 ($1.00 per share). As a result, the value of any stock option vesting acceleration benefits in connection with termination and/or change in control events, for purposes of the table below, is zero. This does not mean, however, that the Named Executive Officers will not receive any value as a result of stock option vesting acceleration benefits in connection with an actual termination and/or change in control event occurring in the future; the actual value that the Named Executive Officers would receive can be determined only at the time of such termination and/or change in control event.

			Continued
			Healthcare	Option
Named Executive Officer	Qualifying Event	Severance	Benefits	Vesting	Total
John A. Scarlett, M.D.	Covered Termination – No Change in Control(1)	$1,734,200	$28,187	$—	$1,762,387
	Termination Without Cause or for Good Reason – With Change in Control(2)(3)	1,734,200	42,281	—	1,776,481
	Without Termination – With Change in Control(3)	—	—	—	—
	Death(4)	—	—	—	—
	Disability(5)	—	—	—	—
Olivia K. Bloom	Covered Termination – No Change in Control(1)	$645,250	$2,244	$—	$647,494
	Termination Without Cause or for Good Reason – With Change in Control(2)(3)	756,500	2,805	—	759,305
	Without Termination – With Change in Control(3)	—	—	—	—
	Death(4)	—	—	—	—
	Disability(5)	—	—	—	—
Melissa A. Kelly Behrs	Covered Termination – No Change in Control(1)	$580,000	$39,728	$—	$619,728
	Termination Without Cause or for Good Reason – With Change in Control(2)(3)	680,000	49,660	—	729,660
	Without Termination – With Change in Control(3)	—	—	—	—
	Death(4)	—	—	—	—
	Disability(5)	—	—	—	—
Andrew J. Grethlein, Ph.D.	Covered Termination – No Change in Control(1)	$623,500	$39,794	$—	$663,294
	Termination Without Cause or for Good Reason – With Change in Control(2)(3)	731,000	49,742	—	780,742
	Without Termination – With Change in Control(3)	—	—	—	—
	Death(4)	—	—	—	—
	Disability(5)	—	—	—	—
Stephen N. Rosenfield, J.D.	Covered Termination – No Change in Control(1)	$516,200	$1,687	$—	$517,887
	Termination Without Cause or for Good Reason – With Change in Control(2)(3)	605,200	2,108	—	607,308
	Without Termination – With Change in Control(3)	—	—	—	—
	Death(4)	—	—	—	—
	Disability(5)	—	—	—	—

(1)

Amounts represent lump-sum severance payments (including the target annual performance-based bonus) and continued healthcare benefits that could be paid to a Named Executive Officer upon a Covered Termination as of December 31, 2018, not in connection with a Change in Control transaction. The amounts in this row do not include any value associated with the extension, if any, of the post-termination exercise period applicable to the Named Executive Officers’ stock options.

(2)

Amounts represent lump-sum severance payments (including the target annual performance-based bonus), continued healthcare benefits and the intrinsic value of acceleration of unvested stock options, based on a market value of $1.00 per share of Common Stock as of December 31, 2018, that could be paid to a Named Executive Officer under such Named Executive Officer’s employment agreement and/or our Amended Severance Plan in the event of a Covered Termination or Change in Control Triggering Event on December 31, 2018, as applicable. Any payments made under a Named Executive Officer’s employment agreement would not duplicate any payments due under the Amended Severance Plan. The amounts in this row do not include any value associated with the extension, if any, of the post-termination exercise period applicable to the Named Executive Officers’ stock options.

(3)

Amounts represent or include, as applicable, the intrinsic value of unvested stock options that would become fully vested and exercisable upon a Change in Control regardless of termination, based on a market value of $1.00 per share of Common Stock as of December 31, 2018. The amounts in this row do not include any value associated with the extension, if any, of the post-termination exercise period applicable to the Named Executive Officers’ stock options.

(4)

Amounts represent intrinsic value of unvested stock options that would become fully vested and exercisable upon a termination of service as a result of death, based on a market value of $1.00 per share of Common Stock as of December 31, 2018. The amounts in this row do not include any value associated with the extension, if any, of the post-termination exercise period applicable to the Named Executive Officers’ stock options.
(5)

Amounts represent the intrinsic value of unvested stock options that would become fully vested and exercisable upon a termination of service as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), based on a market value of $1.00 per share of Common Stock as of December 31, 2018. The amounts in this row do not include any value associated with the extension, if any, of the post-termination exercise period applicable to the Named Executive Officers’ stock options.

PROPOSAL 4

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

We have been informed by Ernst & Young LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in Geron or our affiliates.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Geron and our stockholders.

Vote Required

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal.

The Board of Directors Unanimously Recommends
That Stockholders Vote FOR Proposal 4

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent registered public accounting firm. Under the Audit Committee’s charter, all engagements of the independent registered public accounting firm must be approved in advance by the Audit Committee. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements. For each quarterly Audit Committee meeting, management prepares a schedule of all fees paid to Ernst & Young LLP during the previous quarter and estimated fees for projects contemplated in the following quarter. The Chairperson of the Audit Committee must be notified at any time the fees for a specific project exceed 20% of the approved budget for authorization to continue the project.

Audit Fees and All Other Fees

The Audit Committee approved 100% of all audit and other services provided by Ernst & Young LLP in 2018 and 2017. The total fees paid to Ernst & Young LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017
Audit Fees(1)	$652,750	$490,000
Audit Related Fees(2)	28,000	—
Tax Fees	—	—
All Other Fees(3)	2,000	1,800
Total	$682,750	$491,800

(1)

Audit Fees include the integrated audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements included in Quarterly Reports on Forms 10-Q, consultations on matters addressed during the audit or quarterly reviews, and services provided in connection with SEC filings, including consents and comment and comfort letters.

(2)	Audit Related Fees include accounting consultations, due diligence and audits in connection with a potential acquisition candidate.
(3)	Amounts represent fees for access to Ernst & Young’s technical research portal.

AUDIT COMMITTEE REPORT

The Audit Committee of Geron Corporation’s Board of Directors is comprised of three independent directors as required by the listing standards of Nasdaq. The Audit Committee operates pursuant to a written charter that was last amended and restated by the Board in November 2017. A copy of the Audit Committee’s amended and restated charter is available on our website at www.geron.com.

The members of the Audit Committee are Ms. Eastham (Chairperson), Dr. Lawlis and Mr. Bradbury. The Board has determined that all members of the Audit Committee are financially literate as required by Nasdaq. The Board has also determined that Ms. Eastham and Mr. Bradbury are audit committee financial experts as defined by Nasdaq. In connection with his decision not to stand for re-election due to his new responsibilities as a chief executive officer for another public company, Mr. Bradbury will cease being a director and a member of the Audit Committee of the Company effective June 6, 2019, the date of the Annual Meeting.

The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities regarding:

(i)	the quality and integrity of our financial statements,
(ii)	our compliance with legal and regulatory requirements,
(iii)	the qualifications and independence of the independent registered public accounting firm serving as our auditors, and
(iv)	the performance of the independent registered public accounting firm.

Management is responsible for Geron’s internal controls and financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Geron’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee hereby reports as follows:

1)

The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2018 with management and the independent registered public accounting firm serving as the Company’s independent auditors.

2)

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board, other professional standards, membership provisions of the SEC Practice Session, and other SEC rules, as currently in effect.

3)

The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence.

4)	The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the independent auditor’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Geron’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Submitted on February 27, 2019 by the members of the Audit Committee of Geron’s Board of Directors.

Karin Eastham (Chairperson)
Daniel M. Bradbury
V. Bryan Lawlis, Ph.D.

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information with respect to equity awards under Geron’s equity compensation plans at December 31, 2018:

Number of securities
	Number of			remaining available for
	securities to be		Weighted-average	future issuance under
	issued upon exercise		exercise price	equity compensation
	of outstanding		of outstanding	plans (excluding
	options, warrants		options, warrants	securities reflected
	and rights(1)		and rights	in column (a))(1)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	27,285,952	(2)	$2.72	8,841,307	(3)
Equity compensation plans not approved by security holders	—		—	4,000,000	(4)
Total	27,285,952		$2.72	12,841,307

(1)

The table does not include information regarding Geron’s 401(k) Plan. Under Geron’s 401(k) Plan, all participating employees may contribute up to the annual Internal Revenue Service contribution limit. The Geron 401(k) Plan permits us to make matching contributions on behalf of plan participants, which matching contributions can be made in Common Stock that vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. As of December 31, 2018, there were approximately 544,377 shares of Common Stock held in this plan.

(2)

Consists of 507,413 shares to be issued upon exercise of outstanding options under the 2002 Equity Incentive Plan, 20,237,039 shares to be issued upon exercise of outstanding options under the 2011 Plan, 5,896,000 shares to be issued upon exercise of outstanding options under the 2018 Plan and 645,500 shares to be issued upon exercise of outstanding options under the 2006 Directors’ Option Plan.

(3)

Consists of 876,908 shares of Common Stock available for issuance under the 2014 Employee Stock Purchase Plan, including an estimated 4,700 shares subject to purchase during the current offering period that commenced January 1, 2019 and ends on June 30, 2019, and 7,964,399 shares of Common Stock available for issuance under the 2018 Plan.

(4)

Consists of 3,000,000 shares of Common Stock available for issuance under the 2018 Inducement Award Plan (the “2018 Inducement Plan”) and 1,000,000 shares of Common stock issuable under the Directors Market Value Plan. The 2018 Inducement Plan provides for the grant of equity awards to individuals who were not previously Geron employees or directors, other than following a bona fide period of non-employment. All equity awards under the 2018 Inducement Plan are intended to meet the standards of Rule 5635(c)(4) of the Nasdaq Listing rules. The terms and conditions of the 2018 Inducement Plan and the equity awards to be granted thereunder are substantially similar to the 2018 Plan. Under the Directors Market Value Plan, to the extent permitted by the Director Compensation Policy, the cash compensation payable to a non-employee director who has properly elected to receive such cash compensation instead in the form of shares of Common Stock will be used to purchase shares of Common Stock from Geron under the Directors Market Value Plan on the date that such cash compensation is payable to the non-employee director under the Director Compensation Policy. On such date, we apply the amount of such cash compensation to the purchase of shares of Common Stock, subject to the limitations and other terms of the Directors Market Value Plan. The purchase price of each share of Common Stock acquired pursuant to the Directors Market Value Plan is equal to the “market value” on the purchase date (which generally means the consolidated closing bid price per share of Common Stock as reported by Nasdaq on the purchase date). A total of 1,000,000 shares of common stock has been reserved for the Directors Market Value Plan. The Directors Market Value Plan is intended to qualify for the limited exemption from stockholder approval pursuant to the Nasdaq Listing Rule 5635(c)(2), as a plan that merely provides a convenient way to purchase shares from the Company at market value. As of December 31, 2018, no equity awards had been granted from the 2018 Inducement Plan and no shares had been issued from the Directors Market Value Plan. On January 29, 2019, the Compensation Committee approved an amendment to increase the reserve of shares of Common Stock under the 2018 Inducement Plan from 3,000,000 to 8,000,000 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percentage of the outstanding shares of Common Stock, which, according to the information supplied to us, are beneficially owned by: (i) each person, or group of affiliated persons, who is known by us to be a beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors and nominees for director, (iii) each of our Named Executive Officers and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025. Beneficial ownership is stated as of March 31, 2019.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Directors/Nominees and Named Executive Officers:
Dawn C. Bir(2)	—	*
Daniel M. Bradbury(3)	530,063	*
Karin Eastham(4)	397,047	*
V. Bryan Lawlis, Ph.D.(5)	380,000	*
Susan M. Molineaux, Ph.D.(6)	452,980	*
Elizabeth G. O’Farrell(7)	—	*
Robert J. Spiegel, M.D., FACP(8)	281,848	*
Melissa A. Kelly Behrs(9)	1,907,989	1.0%
Olivia K. Bloom(10)	1,891,881	1.0%
Andrew J. Grethlein, Ph.D.(11)	1,976,642	1.1%
Stephen N. Rosenfield, J.D.(12)	810,749	*
John A. Scarlett, M.D.(13)	6,425,625	3.3%
All directors and executive officers as a group (12 persons)(14)	15,054,824	7.5%
5% Beneficial Holders:
FMR LLC(15)	15,536,850	8.3%
245 Summer Street, Boston, MA 02210
BlackRock, Inc.(16)	15,038,176	8.1%
55 East 52nd Street, New York, NY 10055

*	Represents beneficial ownership of less than 1% of Common Stock.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock exercisable pursuant to the exercise of options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2019 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Applicable percentages are based on 186,406,047 shares outstanding on March 31, 2019, adjusted as required by rules promulgated by the SEC. The persons named in this table, to the best of our knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)	Ms. Bir was appointed to the Board in March 2019. In accordance with the Director Compensation Policy, Ms. Bir was granted a stock option to purchase 120,000 shares of Common Stock which vests annually over three years upon each anniversary date of appointment to the Board. As a result, Ms. Bir did not have any shares issuable upon the exercise of outstanding options exercisable within 60 days of March 31, 2019.

(3)

Consists of 142,776 shares held directly by Daniel M. Bradbury, 42,287 shares held by The Bradbury Family Trust and 345,000 shares issuable upon the exercise of outstanding options held by Mr. Bradbury exercisable within 60 days of March 31, 2019. In connection with his decision not to stand for re-election due to his new responsibilities as a chief executive officer for another public company, Mr. Bradbury will cease being a director and a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Company effective June 6, 2019, the date of the Annual Meeting.

(4)	Consists of 39,047 shares held directly by Karin Eastham and 358,000 shares issuable upon the exercise of outstanding options held by Ms. Eastham exercisable within 60 days of March 31, 2019.
(5)	Consists of 380,000 shares issuable upon the exercise of outstanding options held by V. Bryan Lawlis exercisable within 60 days of March 31, 2019.
(6)	Consists of 107,980 shares held by the Molineaux Family Trust and 345,000 shares issuable upon the exercise of outstanding options held by Dr. Molineaux exercisable within 60 days of March 31, 2019.
(7)

Ms. O’Farrell was appointed to the Board in March 2019. In accordance with the Director Compensation Policy, Ms. O’Farrell was granted a stock option to purchase 120,000 shares of Common Stock which vests annually over three years upon each anniversary date of appointment to the Board. As a result, Ms. O’Farrell did not have any shares issuable upon the exercise of outstanding options exercisable within 60 days of March 31, 2019.

(8)	Consists of 76,848 shares held directly by Robert J. Spiegel and 205,000 shares issuable upon exercise of outstanding options held by Dr. Spiegel exercisable within 60 days of March 31, 2019.
(9)	Consists of 123,614 shares held directly by Melissa A. Kelly Behrs and 1,784,375 shares issuable upon exercise of outstanding options held by Ms. Behrs exercisable within 60 days of March 31, 2019.
(10)	Consists of 115,839 shares held directly by Olivia K. Bloom and 1,776,042 shares issuable upon the exercise of outstanding options held by Ms. Bloom exercisable within 60 days of March 31, 2019.
(11)	Consists of 2,267 shares held directly by Andrew J. Grethlein and 1,974,375 shares issuable upon the exercise of outstanding options held by Dr. Grethlein exercisable within 60 days of March 31, 2019.
(12)

Consists of 17,624 shares held directly by Stephen N. Rosenfield and 793,125 shares issuable upon the exercise of outstanding options held by Mr. Rosenfield exercisable within 60 days of March 31, 2019.

(13)

Consists of 125,000 shares held by the John A. Scarlett III 1999 Trust and 6,300,625 shares issuable upon exercise of outstanding options held by Dr. Scarlett exercisable within 60 days of March 31, 2019.

(14)	Consists of shares beneficially owned by our current directors and executive officers as described in footnotes (2) through (13).
(15)

The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by FMR LLC (“FMR”) on February 13, 2019, reporting beneficial ownership as of December 31, 2018. The Schedule 13G/A filed by the reporting person provides information only as of December 31, 2018, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed since December 31, 2018. FMR has sole voting power with respect to none of the shares and sole dispositive power with respect to all of the shares. FMR is the beneficial owner of 15,536,850 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(16)

The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 4, 2019, reporting beneficial ownership as of December 31, 2018. The Schedule 13G/A filed by the reporting person provides information only as of December 31, 2018, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed since December 31, 2018. BlackRock has sole voting power with respect to 14,709,843 shares and sole dispositive power with respect to all of the shares. BlackRock is the beneficial owner of 15,038,176 shares.

CERTAIN TRANSACTIONS

Certain Transactions With or Involving Related Persons

Since January 1, 2017, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of our Common Stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than with respect to compensation arrangements described under the sections entitled “Executive Compensation Tables and Related Narrative Disclosure” and “Compensation of Directors.”

Policies and Procedures

Our Audit Committee is responsible for reviewing and approving all related party transactions, which would include a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000, not including transactions involving compensation for services provided to Geron as an employee, director, consultant or similar capacity by a related person. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on the Corporate Governance page under the Investor Relations section of our website at www.geron.com.

Where a transaction has been identified as a related-person transaction, management would present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation would include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Geron of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Audit Committee relies on information supplied by Geron’s executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:

(i)	the risks, costs and benefits to Geron;
(ii)	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
(iii)	the terms of the transaction;
(iv)	the availability of other sources for comparable services or products; and
(v)	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Geron and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of Geron Common Stock and other equity securities. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from such directors, executive officers and stockholders that no other reports were required, we believe that during fiscal year ended December 31, 2018, all Reporting Persons complied with the applicable Section 16(a) reporting requirements.

Stockholder Nominations and Proposals for 2020 Annual Meeting

We expect to hold our 2020 Annual Meeting of Stockholders in May 2020. All proposals or director nominations by stockholders intended to be presented at the 2020 Annual Meeting of Stockholders must be directed to the attention of our Corporate Secretary, at the address set forth on the first page of this Proxy Statement.

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2019, to our Corporate Secretary at Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California, 94025, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. However, if our 2020 Annual Meeting of Stockholders is not held between May 7, 2020 and July 6, 2020, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

If you wish to bring a proposal before the stockholders or nominate a director at the 2020 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not earlier than the close of business on February 6, 2020 and not later than the close of business on March 8, 2020. However, if the 2020 Annual Meeting of Stockholders is not held between May 7, 2020 and July 6, 2020, the notice must be delivered no later than the 90th day prior to the 2020 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2020 Annual Meeting of Stockholders is made. In addition, our Bylaws provide that the stockholder’s notice must include certain information for the person making the proposal or the nomination for director, including:

•	name and address;
•	the class and number of shares of the Company, owned of record or beneficially owned;
•	any derivative, swap or other transaction which gives economic risk similar to the ownership of shares of the Company;
•	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•

any agreement, arrangement, understanding or relationship, engaged in to increase or decrease the level of risk related to, the voting power with respect to, and certain other arrangements or agreements with respect to, shares of the Company;

•	any performance-related fees that the proposing/nominating person is entitled, based on any increase or decrease in the value of any shares of the Company; and
•

any other information required by the SEC to be disclosed in a proxy statement or certain other filings. The stockholder’s notice must also include information for each proposed director nominee, including:

-	the same information as for the nominating person set forth above;
-	all information required to be disclosed in a proxy statement in connection with election of directors; and
-	financial or other relationships between the nominating person and the nominee during the past three years.

Copies of our Bylaws may be obtained from our Corporate Secretary.

Director Nominees Recommended by Stockholders

The Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee should send written notice to the Nominating and Corporate Governance Committee Chairman, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, within the time periods set forth above. Such notification should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner, and all information regarding the nominee that would be required to be included in the Company’s proxy statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any directorships held by the nominee during the past five years. The Nominating and Corporate Governance Committee does not intend to alter the procedure by which it evaluates candidates based on whether the candidate was recommended by a stockholder or not.

Director Qualifications

The Nominating and Corporate Governance Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee:

•	must meet the objective independence requirements set forth by the SEC and Nasdaq,
•	must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices,
•	must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation, and
•	must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

In addition, the Nominating and Corporate Governance Committee may consider the following criteria, among others:

(i)

experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(ii)	experience in our industry and with relevant social policy concerns;
(iii)	experience as a board member of other publicly held companies;
(iv)	expertise in an area of our operations;
(v)	practical and mature business judgment, including the ability to make independent analytical inquiries;
(vi)	diversity of personal background, perspective, experience and other characteristics, such as gender, gender identity, ethnicity, sexual orientation and age; and
(vii)	diversity of, business and professional background, perspective and experience relevant to the success of the Company.

In general, the Nominating and Corporate Governance Committee aspires the Board to be comprised of individuals that represent a diversity of professional experiences and perspectives and who portray characteristics of diligence, commitment, mutual respect and professionalism with an emphasis on consensus building. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at Geron. As stated in our Nominating and Corporate Governance Committee Charter and our Corporate Governance Guidelines, as part of the director search process, the Nominating and Corporate Governance Committee endeavors to consider qualified candidates, including women and minorities, who meet the relevant business and search criteria. In furtherance of the foregoing, the Company has engaged a third-party search firm to furnish a list of qualified candidates who meet the above criteria, including women and minority candidates. In connection with its annual assessment of the performance of the Board, the Board committees and individual directors, the Nominating and Corporate Governance Committee evaluates board composition, including diversity of personal background and professional experience.

Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the committees of the Board on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

General

Your proxy is solicited on behalf of our Board. Unless otherwise directed, proxies will be voted at the Annual Meeting (or an adjournment or postponement thereof), “FOR” all of the nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. If any matter other than those described in this Proxy Statement were to be properly submitted for a vote at the Annual Meeting, or with respect to any adjournment or postponement thereof, the proxy holders appointed by the Board will have the discretion to vote on those matters for you as they see fit.

By Order of the Board of Directors,

Stephen N. Rosenfield
Executive Vice President, Chief Legal Officer and Corporate Secretary

April 19, 2019

APPENDIX 1

CERTIFICATE OF AMENDMENT
OF THE RESTATED CERTIFICATE OF INCORPORATION
OF GERON CORPORATION,
a Delaware corporation

The undersigned, Stephen Rosenfield, hereby certifies that:

FIRST.He is the duly elected and acting Executive Vice President, Chief Legal Officer and Corporate Secretary of Geron Corporation, a Delaware corporation (the “Corporation”).

SECOND.The Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 24, 1998; a Certificate of Designation was filed with the Secretary of State on March 27, 1998; a Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State on December 14, 1999; a Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State on June 28, 2000; a Certificate of Designation was filed with the Secretary of State on August 1, 2001; a Certificate of Designation was filed with the Secretary of State on August 1, 2001; a Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of State on May 22, 2002; a Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of State on May 25, 2006, and a Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of State on May 17, 2012.

THIRD.The amendment of the Restated Certificate of Incorporation of the Corporation herein certified was duly adopted by this Corporation’s Board of Directors and approved by the Corporation’s stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH.Article IV, Paragraph (A) of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“(A) Class of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Four Hundred Fifty-Three Million (453,000,000) shares. Four Hundred Fifty Million (450,000,000) shares shall be Common Stock, par value $0.001 per share, and Three Million (3,000,000) shares shall be Preferred Stock, par value $0.001 per share.”

FIFTH.All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed on behalf of the Corporation at Menlo Park, California this __ day of __ 2019.

GERON CORPORATION,
a Delaware corporation

By:

Stephen N. Rosenfield Executive Vice President, Chief Legal Officer and Corporate Secretary

A-1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Letter to Stockholders, Notice and 2019 Proxy Statement, and 2018 Annual Report are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GERON CORPORATION
2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2019

The undersigned stockholder of Geron Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 19, 2019, and hereby appoints John A. Scarlett, M.D., and Stephen N. Rosenfield J.D., or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2019 Annual Meeting of Stockholders of Geron Corporation to be held on June 6, 2019, at 8:00 a.m. Pacific Daylight Time at the Company’s offices located at 149 Commonwealth Drive, Menlo Park, California 94025 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows:

•     “FOR” the election of the two nominees for director named in the accompanying Proxy Statement to hold office as Class II members of the Board of Directors until the 2022 annual meeting of stockholders;

•     “FOR” proposal 2, to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s Common Stock from 300,000,000 to 450,000,000 shares;

•     “FOR” proposal 3, to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement;

•     “FOR” proposal 4, to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

and as said proxies deem advisable on such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

GERON CORPORATION C/O COMPUTERSHARE 8742 LUCENT BLVD., SUITE 225 HIGHLANDS RANCH, CO 80129

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN	KEEP THIS PORTION FOR YOUR RECORDS
BLUE OR BLACK INK AS FOLLOWS: ☒	DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GERON CORPORATION					To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you		For	Withhold	For All
vote FOR the following:		All	All	Except

1.	To elect the two nominees for director named below to hold office as Class II members of the Board of Directors until the 2022 annual meeting of stockholders.	☐	☐	☐

Nominees:
	01)	Dawn C. Bir
	02)	Elizabeth G. O’Farrell

The Board of Directors recommends that you vote FOR proposals 2, 3 and 4:
					For	Against	Abstain
2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s Common Stock from 300,000,000 to 450,000,000 shares.				☐	☐	☐

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement.				☐	☐	☐

4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.				☐	☐	☐

NOTE:	In their discretion, the proxies are authorized to vote on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

NOTE:	This proxy should be marked, dated and signed by the stockholders(s) exactly as his or her name appear(s) hereon, and returned in the enclosed envelope

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)		Date